UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary proxy statement
☒ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
☐ Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

ORION GROUP HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

Payment of filing fee (Check the appropriate box):
☒ No fee required
☐ Fee computed on the table below per Exchange Act Rules 14a-6(i)(I) and 0-11

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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ORION GROUP HOLDINGS, INC.

12000 AEROSPACE AVENUE, SUITE 300

HOUSTON, TEXAS 77034

April 9, 2021

To Our Stockholders:

On behalf of the Board of Directors, we cordially invite you to attend the 2021 Annual Meeting of Stockholders of Orion Group Holdings, Inc., which will be held on Thursday, May 20, 2021, at 10:00 a.m. Central Time. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support and protect the health and well-being of our stockholders and other stakeholders, this meeting will be held in a virtual meeting format only. You will not be able to attend the 2021 Annual Meeting physically. You may vote your shares via live webcast at www.virtualshareholdermeeting.com/ORN2021 by using the multi-digit control number included in your proxy materials). Our directors will be available during the Annual Meeting to respond to any questions you may have. At the Annual Meeting, you will be voting on:

(1)	The election of two Class II members to our Board of Directors, each to serve a three-year term and until his or her successor is duly elected and qualified;
(2)	A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote);
(3)	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021; and
(4)	Any other business that may properly come before the Annual Meeting, or any reconvened meeting after an adjournment thereof.

The following pages contain the formal Notice of Annual Meeting and the proxy statement.

Important Notice Regarding Internet Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on May 20, 2021

You may access an electronic, searchable copy of this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2020 at www.proxyvote.com.

This year, as in previous years, we will seek to conserve natural resources and reduce annual meeting costs by electronically disseminating annual meeting materials as permitted under the rules of the Securities and Exchange Commission. Many stockholders will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access annual meeting materials via the Internet. Stockholders may also request mailed paper copies if preferred.

The accompanying proxy statement provides detailed information regarding the matters to be acted upon at the Annual Meeting. In addition to the proxy statement, we have included a copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2020. The Form 10-K provides information regarding our operations as well as our audited, consolidated financial statements. In accordance with Securities and Exchange Commission rules, the proxy statement and the Form 10-K, as well as our other proxy materials, may be found at www.proxyvote.com.

Your vote is important. Please vote your shares as soon as possible, as this will ensure representation of your shares. Voting is available online or by telephone, or, if you have received a paper copy of our proxy materials, by paper proxy card. Returning the proxy card or voting by telephone or online does not deprive you of your right to attend the meeting virtually, and to vote your shares in the same manner for the matters to be acted upon at the meeting.

Sincerely,

Peter R. Buchler

Corporate Secretary

Houston, Texas

April 9, 2021

ORION GROUP HOLDINGS, INC.

12000 AEROSPACE AVENUE, SUITE 300

HOUSTON, TEXAS 77034

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 20, 2021

The proxy statement and accompanying 2020 Annual Report on Form 10-K are available at www.proxyvote.com

You may also access the proxy materials and vote your shares at www.proxyvote.com.

TIME AND DATE:	10:00 a.m. Central Time, on Thursday, May 20, 2021

INTERNET:	www.virtualshareholdermeeting.com/ORN2021
Use the multi-digit control number provided in your proxy materials.

ITEMS OF BUSINESS:	(1) To elect two (2) Class II members to our Board of Directors, each to serve a three-year term and until his or her successor is duly elected and qualified;

(2) To approve a non-binding advisory proposal on the compensation of our named executive officers as disclosed in the proxy statement (the say-on-pay vote);

(3) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021; and

(4) To transact any other business that may properly come before the Annual Meeting or any reconvened meeting after an adjournment thereof.

RECORD DATE:	Only stockholders of record at the close of business on March 29, 2021 are entitled to notice of, and to virtually attend or vote at, the Annual Meeting and any adjournment or postponement thereof.

PROXY VOTING:

It is important that your shares are represented and voted at the Annual Meeting. You may vote your shares online or by telephone, as indicated in the proxy statement or the Notice of Internet Availability of Proxy Materials. If you received a paper copy of our proxy materials, you may also vote your shares by completing and returning the proxy card included in those materials. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

You are invited to virtually attend the Annual Meeting and vote at that time through the link at www.virtualshareholdermeeting.com/ORN2021.

This Notice of Annual Meeting of Stockholders and related proxy materials are being distributed or made available to stockholders beginning on or about April 9, 2021.

By Order of the Board of Directors,

Peter R. Buchler

Corporate Secretary

Houston, Texas

April 9, 2021

ORION GROUP HOLDINGS, INC.

12000 AEROSPACE AVENUE, SUITE 300

HOUSTON, TEXAS 77034

TELEPHONE: (713) 852-6500

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

We are providing this proxy statement, and accompanying proxy materials, to the holders of the common stock of Orion Group Holdings, Inc. (“Orion” or the “Company”) for use in connection with the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments or postponements thereof. The Annual Meeting will be held on May 20, 2021, at 10:00 a.m. Central Time, as a virtual meeting at www.virtualshareholdermeeting.com/ORN2021. You may access the virtual meeting using the multi-digit control number provided with your proxy materials. The proxy statement, the form of proxy, and the Company’s Annual Report for the fiscal year ended December 31, 2020, are first being distributed or made available to stockholders on or about April 9, 2021.

Our Board of Directors (the “Board”) has established March 29, 2021, as the record date (the “record date”) for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to virtually attend and vote on matters presented at the Annual Meeting.

This proxy statement contains important information that you should consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it and the related materials carefully.

PLEASE VOTE — YOUR VOTE IS IMPORTANT

ABOUT THE COMPANY

Orion Group Holdings, Inc., is a leading specialty construction company in the infrastructure, industrial, and building sectors in the continental United States, Alaska, Canada and the Caribbean Basin, through its marine segment and concrete segment. Our marine segment services include marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, environmental dredging; design; and specialty services. Our concrete segment provides turnkey concrete construction services including pour and finish, dirt work, layout, forming, rebar, and mesh across the light commercial, structural and other associated business areas. The Company is headquartered in Houston, Texas with offices throughout our operating areas. Our principal executive offices are located at 12000 Aerospace Avenue, Suite 300, Houston, Texas 77034. Our common stock is listed for trading on the New York Stock Exchange (“NYSE”) under the trading symbol “ORN.” At the close of business on the record date, 29,701,525 shares of common stock were outstanding.

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ABOUT THE ANNUAL MEETING

WHY DID I RECEIVE A ONE-PAGE “NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS” IN THE MAIL RATHER THAN A FULL SET OF PROXY MATERIALS?

The Securities and Exchange Commission (“SEC”) rules allow companies to provide stockholders with access to proxy materials online rather than by mailing the proxy materials to stockholders. To conserve natural resources and reduce costs, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to many of our stockholders. The Notice provides instructions for accessing the proxy materials online or for requesting printed copies of the proxy materials. The Notice also provides instructions for requesting the delivery of the proxy materials for future annual meetings in printed form by mail or electronically by email.

WHY DID I RECEIVE THESE PROXY MATERIALS?

The Company’s Board is providing these proxy materials to you in connection with the Board’s solicitation of your proxy to vote at the 2021 Annual Meeting of Stockholders, which will take place on May 20, 2021. As a stockholder of the Company on the record date, you are entitled to vote your shares at the Annual Meeting. This proxy statement provides information relevant to your vote on the matters that will be considered at the Annual Meeting.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

There are currently three (3) proposals scheduled for consideration and vote at the Annual Meeting:

1.	The election of two Class II members to our Board of Directors, each to serve a three-year term expiring in 2024,
2.	A nonbinding proposal to approve the compensation of our named executive officers as disclosed in this proxy statement (the say-on-pay vote); and,
3.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

COULD OTHER MATTERS BE CONSIDERED AND VOTED UPON AT THE MEETING?

Our Board does not expect to bring any other matter before the Annual Meeting and is not aware of any other matter that may be presented for consideration at the meeting. In addition, pursuant to our Bylaws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holders will vote the proxies at their discretion.

HOW MANY VOTES MAY STOCKHOLDERS CAST?

Each share of common stock that was outstanding on the record date is entitled to one vote on each matter properly submitted to a vote at the Annual Meeting. On the record date, there were 29,701,525 shares of common stock outstanding and entitled to vote at the Annual Meeting.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A majority of the outstanding shares of common stock must be present through the virtual meeting online or represented by proxy, at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” In determining whether a quorum is present, the inspector of elections will count as present shares owned by stockholders who are present but abstain from voting, shares owned by stockholders who do not vote on one or more proposals, withheld votes, and broker non-votes (see What is a broker non-vote? below).

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WHAT ARE MY VOTING OPTIONS FOR EACH PROPOSAL? HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE? HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL? HOW ARE THE VOTES COUNTED?

Proposal	Election of Directors	Say-on-Pay (advisory)	Ratification of Selection of Auditors
Your Voting Options	You may vote “FOR” or “AGAINST” the nominees or you may “ABSTAIN” from voting.	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.
Recommendation of the Board of Directors	The Board recommends you vote “FOR” each of the two nominees.	The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.	The Board recommends that you vote “FOR” ratification of our selection of KPMG LLP as our independent registered public accounting firm for 2021.
Vote Required for Approval	plurality of the votes cast (But see the note below on our “Majority Voting Policy in Director Elections”)	affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal	affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal
Effect of Abstention	no effect	will count as a vote AGAINST this proposal	will count as a vote AGAINST this proposal
Effect of Broker Non-Vote	no effect	no effect	not applicable (this is a routine matter for which brokers have discretionary voting authority)

Majority Voting Policy in Director Elections. Although our directors are elected by plurality vote, our Board has adopted a majority voting policy. Each of our current directors, including the director nominees, has delivered an irrevocable resignation letter that the Board has the power to accept or decline in the event that the director does not receive more “FOR” than “AGAINST” votes in an uncontested election. Abstentions are disregarded with respect to the determination of the outcome of director elections. We have provided more information about our majority voting policy under the heading “Proposal No. 1 — Election of Directors.”

Any Other Matters. Any other matter properly brought before the Annual Meeting will be decided by the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the matter, unless a different vote is required by statute, NYSE listing standards, or our Certificate of Incorporation or Bylaws.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

Many of our stockholders hold their shares through a broker or other nominee rather than in their own name. As summarized below, there are several distinctions between shares held of record and those held beneficially.

Stockholders of Record. If your shares are registered in your name with the Company’s transfer agent, American Stock Transfer & Trust, you are the stockholder of record of those shares.

Beneficial Owners. If your shares are held in a bank account, brokerage account, or by another nominee, you are the beneficial owner of those shares, and your bank, broker, or nominee (your “broker”) is the stockholder of record.

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HOW DO I VOTE?

Stockholders of Record. If you are a stockholder of record, you may vote in any of the following ways:

(1)	Online at www.proxyvote.com;
(2)	By telephone, by calling 1-800-690-6903; or,
(3)	If you received a paper copy of our proxy materials by mail, by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, which must be received by the date indicated on the proxy card.

Beneficial Owners. If you are a beneficial owner, you should refer to the proxy card or voting instruction form you received from your broker for an explanation of the voting options that are available to you. If you wish to vote shares that you beneficially own online during the Annual Meeting, you must request, complete, and deliver a proxy from your broker as directed in the materials provided by your broker.

CAN MY SHARES BE VOTED IF I DO NOT PROVIDE VOTING INSTRUCTIONS?

Stockholders of Record. If you are a stockholder of record and do not deliver a proxy or otherwise vote your shares, your shares will not be voted. However, if you execute a proxy or cast a vote (whether online, by telephone, or by proxy card) without giving instructions as to how to vote on one or more proposals, your shares will be voted in accordance with the Board’s recommendations on the proposals for which you have not provided specific voting instructions.

Beneficial Owners. If you are a beneficial owner and do not provide your broker with specific voting instructions, your shares will not be voted on any proposal for which your broker does not have discretionary authority to vote. Brokers generally have discretionary authority to vote shares held in street name on “routine” matters. The proposal to ratify the retention of the independent registered public accounting firm is considered a routine matter. The election of directors and the say-on-pay vote are non-routine matters; therefore, if you do not provide voting instructions to your broker on those proposals, your shares will not be voted on those proposals.

WHAT IS A BROKER NON-VOTE?

A broker non-vote occurs when a broker holding shares for a beneficial owner submits a proxy that votes the shares on one or more proposals but does not vote on non-routine matters with respect to which the beneficial owner has not given voting instructions. As noted above, if you are a beneficial owner and do not provide voting instructions, the only matter proposed in this proxy statement on which your broker may vote is the ratification of our selection of auditors. If you hold your shares through a broker, bank, or nominee, please follow their instruction as to how to provide them with specific voting instructions.

CAN I CHANGE OR REVOKE MY VOTE?

Yes. You may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by (1) filing a written revocation with the Corporate Secretary at the Company’s executive offices; (2) submitting online, by mail, or by phone a duly executed proxy bearing a later date; or (3) changing or revoking your vote online at www.virtualshareholdermeeting.com/ORN2021 any time before voting is closed at the Annual Meeting.

WHO ARE THE PROXIES?

In connection with the solicitation of proxies for the Annual Meeting, the Board has appointed Peter R. Buchler and Robert L. Tabb as proxies. All properly executed proxies that specify how the stockholder wishes to vote his or her shares will be voted in accordance with those instructions.

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WHO WILL COUNT THE VOTES?

The Company has appointed Broadridge Financial Solutions, Inc. (“Broadridge”) to tabulate the votes and act as the Inspector of Elections.

WHEN WILL THE VOTING RESULTS BE ANNOUNCED?

We will announce preliminary voting results at the Annual Meeting and will publish the final results in a Current Report on Form 8-K filed with the SEC within four business days following the meeting, which will be available on our website at www.oriongroupholdingsinc.com.

WHO PAYS FOR THE COST OF THE PROXY SOLICITATION?

The Company bears the expense of preparing, printing, mailing, and distributing the proxy materials. In addition to this solicitation by mail, directors, officers, and other employees of the Company may, without additional compensation, solicit the return of proxies by telephone, mail, facsimile, email, or other means. The Company will request that brokers and other nominee holders of common stock furnish proxy materials to their beneficial owners. The Company will reimburse such brokers and other nominees for their reasonable out-of-pocket expense in doing so.

WHAT IS HOUSEHOLDING?

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share the same address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact: Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account, or if you are a stockholder of record, you may notify us through Broadridge at the above-listed phone number or address.

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DISCUSSION OF THE PROPOSALS

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect two (2) members of our Board. Under our Bylaws, the Board may determine by resolution the number of directors that the Company will have. The size of the Board is currently set at seven (7) persons.

Our Certificate of Incorporation and Bylaws provide for a classified Board of Directors, divided into three classes, with each class serving a staggered three-year term. As a result, stockholders generally elect one-third of our Board each year.

Two of our current directors, Richard L. Daerr, Jr. and Michael J. Caliel, are serving a term that expires at the 2021 Annual Meeting. On the recommendation of its Nominating and Governance Committee, the Board has nominated each of these two directors for election as Class II directors to serve an additional three-year term expiring at the 2024 Annual Meeting.

Each director nominee has indicated his willingness to serve the full directorship term for which he has been nominated. However, if, prior to the Annual Meeting, either or both of these two director nominees should become unwilling or unable to serve, then (i) the shares represented by proxy will be voted for the election of such other person as may be designated by the Board; (ii) the Board may leave the position unfilled; or (iii) the Board may reduce the authorized number of directors, as provided in our Bylaws.

Please see “The Board of Directors and Its Committees” below for information about the director nominees and the other current members of the Board, each of whom will continue to serve following the Annual Meeting.

Directors are elected by plurality vote; however, our Board has adopted a majority voting policy in uncontested election. Each of our current directors, including the two director nominees, has delivered an irrevocable resignation letter for the Board’s consideration in the event that he or she does not receive more “FOR” than “AGAINST” votes in an uncontested election. If an incumbent director fails to receive the required votes for re-election, our Board, after considering the recommendation of its Nominating and Governance Committee and any factors it deems relevant, will determine whether to accept the resignation. Any director whose resignation is under consideration will abstain from participating in that decision.

The Board unanimously recommends that you vote “FOR” election of each of the two director nominees.

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PROPOSAL NO. 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

(SAY-ON-PAY PROPOSAL)

We are seeking stockholder approval of the compensation of our executive officers (our “Named Executive Officers” or “NEOs”) as disclosed in this proxy statement. This disclosure includes the Compensation Discussion and Analysis (“CD&A”), the compensation tables, and the accompanying narrative compensation disclosures. This nonbinding advisory proposal, commonly known as a say-on-pay proposal, is required under Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”). We ask our stockholders to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the Company’s 2021 Annual Meeting of stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission, is hereby APPROVED.”

Our core executive compensation philosophy and practice are based on a pay-for-performance philosophy, balancing a fixed base salary with annual cash and long-term equity incentive opportunities. We believe that our compensation program is strongly aligned with the long-term interests of our stockholders. In considering how to vote on this proposal, we encourage you to review all the relevant information in this proxy statement including our CD&A (and its Executive Summary), the compensation tables, and the rest of the narrative disclosures regarding our executive compensation program.

Because this is an advisory vote, it will not be binding on the Board and it will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs. However, we understand that our executive compensation practices are important to our stockholders. Our Compensation Committee will consider the outcome of this vote when considering future executive compensation arrangements.

The Board unanimously recommends that you vote “FOR” approval of this say-on-pay proposal.

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PROPOSAL NO. 3 — APPROVAL OF THE APPOINTMENT OF KPMG LLP

The Audit Committee has recommended, and the Board subsequently approved the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm (our “independent auditor”) to perform the audit of the Company’s financial statements for 2021. KPMG was the Company’s independent auditor for the fiscal years ended December 31, 2017, 2018, through 2020. Although ratification is not required by our Bylaws or otherwise, our Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment of KPMG by the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the proposal, the Audit Committee will reconsider the selection of the independent auditors.

Abstentions will be counted as votes against this proposal. Because this is a discretionary proposal, shares held by brokers, banks and other nominees may be voted with respect to this proposal even if the beneficial owner of such shares does not provide voting instructions. With respect to shares held of record, if no voting specification is made on a properly returned or voted proxy card, the proxies named in the proxy card will vote FOR ratification of the appointment of KPMG as our independent public accounting firm for fiscal 2021.

Representatives of KPMG are expected to be available during the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions from stockholders.

The Board unanimously recommends that you vote “FOR” the approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021.

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CORPORATE GOVERNANCE

We conduct our business under the direction of our Board. Members of the Board devote the time, energy, and attention as necessary to ensure diligent performance of their duties. The Board has adopted corporate governance practices designed to aid the Board and management in the fulfillment of their respective duties and responsibilities to our stockholders.

CORPORATE GOVERNANCE GUIDELINES

Our Corporate Governance Guidelines, first adopted by the Board in 2007, work together with our Certificate of Incorporation, Bylaws, Code of Business Conduct and Ethics, and Board committee charters to form the framework for the governance of the Company. These guidelines set forth the practices the Board follows in making decisions regarding board composition and selection, the frequency of board meetings, involvement of senior management in board meetings, Chief Executive Officer performance evaluation and Succession Planning, Compensation and Board Committees.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to its senior accounting and financial officers, including the Chief Executive Officer and Chief Financial Officer, as required by the rules of the SEC and Rule 406 of the Sarbanes-Oxley Act of 2002. The Code of Ethics, as well as other governance documents, is available as described below under “Website Availability of Governance Documents.” Any changes in, or waivers to, the Code of Ethics for the Company’s directors, executive officers, and certain senior financial officers are posted on the Company’s website within five business days and maintained for at least twelve (12) months.

GUIDING BELIEFS

The Company’s guiding beliefs in which to conduct its business are based on four core values: integrity, quality, safety and production. Integrity — the foundation of our success rests upon integrity. Quality — we are committed to ensuring that each task is properly performed the first time and we will continuously improve upon everything we do. Safety — we are responsible and accountable for our own personal safety, the safety of our co-workers and any others we come into contact with. Production — we expect employees to safeguard company assets, and to act in the best interest of the company and we are committed to performing assigned tasks in the most efficient, timely and cost-effective manner. Through these guiding principles, we aim to achieve sustainability in shouldering our environmental, social and governance responsibilities.

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SUSTAINABILITY (“ESG”)

We are committed to the sustainability of our business affairs and operations, which encompasses the need to be a responsible corporate citizen in all aspects of how we conduct ourselves and practice our core values. We believe sustainability is important to our stockholders, employees, customers, subcontractors and vendors, and to the communities in which they reside. Sustainability is also a long-term business driver and by focusing on specific initiatives that address social, environmental, governance and economic challenges, we can minimize risk and increase our competitive advantage. Vital to this goal is a commitment to care for the environment, to foster socially conscious programs and to adherence to good government principles. Our sustainability report, titled “Orion Group Holdings, Inc.’s First Corporate Social Responsibility & Sustainability Report (2020)” can be found on our corporate website.

WEBSITE AVAILABILITY OF GOVERNANCE DOCUMENTS

You can access our Certificate of Incorporation, Bylaws, Code of Business Conduct and Ethics, Corporate Governance Guidelines, and Stockholder Communication Policy, as well as the Audit, Nominating and Governance, and Compensation Committee Charters under “Corporate Governance” in the “Investors” section of our website at www.oriongroupholdingsinc.com. Information contained on the Company’s website or any other website is not incorporated into this proxy statement and does not constitute a part of this proxy statement. Additionally, any stockholder who so requests may obtain a printed copy of the governance documents from our Corporate Secretary at the address indicated at the top of the first page of this proxy statement.

COMMUNICATIONS WITH THE BOARD

Stockholders and other interested persons wishing to communicate with the Board, including with the Chairman of the Board or any other non-management directors, may do so by the following means:

Mail:Board of Directors

Attn: Corporate Secretary

Orion Group Holdings, Inc.

12000 Aerospace Avenue, Suite 300

Houston, TX 77034

Email:pbuchler@orn.net

For more information regarding how to contact the Board, including any committee of the Board, you may access our stockholder communications policy at www.oriongroupholdings.com/Corporate-Governance.html.

DIRECTOR INDEPENDENCE

NYSE listing rules require a majority of our directors to be independent. In accordance with these rules, our Board has reviewed the relationships between the Company and each director and has affirmatively determined that, as of the record date, none of Messrs. Amonett, Caliel, Daerr, Shanfelter, nor Mses. Foran and Sullivan, has any direct or indirect material relationships with the Company or any member of management, and each of them satisfies the NYSE’s definition of an independent director. Mr. Shanfelter, who has served as a director since 2007, was an independent director prior to and since his service as our Interim Chief Operating Officer (from March 22, 2019 until February 29, 2020) but did not satisfy that definition during the interim period. In addition, Mr. Stauffer, our current President and Chief Executive Officer, is not independent.

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Members of the Audit and Compensation Committees must meet heightened standards of independence in accordance with the requirements of the NYSE corporate governance listing standards and SEC rules and regulations. The Board also has determined that each member of the Audit, Compensation, and Nominating and Governance Committees has no material relationship with the Company and satisfies the independence criteria (including the enhanced criteria with respect to Audit and Compensation Committee membership) set forth in the applicable NYSE listing standards and SEC rules.

NOMINATION OF DIRECTORS

The Board is responsible for nominating a slate of candidates for Board membership. It acts through its Nominating and Governance Committee, to review the composition of the Board, and to screen and recruit potential director nominees in consultation with the Chairman of the Board and the Chief Executive Officer. Although the Nominating and Governance Committee has not established specific minimum qualifications for a position on the Board, the committee seeks candidates who individually demonstrate a high ethical standard, a wide range of business experience at the policy-making level, diversity and the ability to exercise sound and mature judgment in matters that relate to the current and long-term objectives of the Company.

LEADERSHIP DIVERSITY

While we do not have a formal policy outlining the diversity standards to be considered when evaluating director candidates, the Nominating and Governance Committee believes that a diversity of backgrounds, education, experience and social perspectives, as well as independence, and the ability to represent the best interests of all stockholders, contribute to an optimal balance of Board members. Although we believe that the current membership of our Board represents a diversity of thought and perspective, the Board has recognized that the Company can and should do more to broaden diversity of its membership in a more traditional sense (including gender, racial, and ethnic diversity). In furtherance of that commitment, two of our seven directors are female – Mary E. Sullivan, who was first appointed to our Board in January 2019 and Margaret M. Foran, who was appointed our Board in October 2019. In addition, Richard L. Daerr, Jr. is a disabled veteran of the U.S. armed forces, having served in combat during the Vietnam War. While such significant steps are evidence of progress, our Board remains committed to considering diversity issues in evaluating the membership of the Board going forward.

We also strive to promote diversity throughout our organization. Of our three current named executive officers, Robert L. Tabb is African American and Peter B. Buchler is a veteran of the U.S. armed forces. For additional information regarding our current executive officers, please see the section entitled, “Executive Officers of the Company.”

BOARD LEADERSHIP STRUCTURE

Our Chairman of the Board is an independent director. We believe that having a chairman independent of management provides critical and independent thinking with respect to the Company’s strategy and long-term objectives. Our President and Chief Executive Officer serves on the Board and provides in-depth understanding of the operations of the Company and the issues, opportunities, and challenges facing the Company.

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THE BOARD’S ROLE IN RISK OVERSIGHT

The members of our Board are actively involved in the oversight of risk that could affect the Company. This oversight is conducted primarily through committees of the Board, as discussed in the charters of each committee and descriptions below. We have adopted enterprise risk management policies based on the Integrated Framework of the Committee of Sponsoring Organizations (“COSO”). Under these policies, the Chief Executive Officer, Chief Financial Officer, and General Counsel periodically report on the Company’s risk management policies and practices to relevant Board committees and to the full Board. The Audit Committee provides direction on risks identified by management through its annual risk assessment related to financial reporting and internal controls and provides a central oversight role with respect to financial and compliance risks, including compliance with the Foreign Corrupt Practices Act. Our Compensation Committee considers potential risk related to the Company’s overall compensation programs and effectiveness at linking executive pay to performance and aligning the interests of our executives and stockholders. Key risks to the Company’s operations, liquidity, and strategies are considered by the full Board.

BOARD/COMMITTEE PRIMARY AREAS OF RISK OVERSIGHT

Full Board

Risk management process, structure, and overall policies and practices for enterprise risk management; strategic risks associated with business plans, significant capital transactions, including acquisitions and divestitures; and other significant risks such as major litigation, business development risks and succession planning

Audit Committee	Major financial risk exposure; significant operational, compliance, reputational, and strategic risks
Nominating and Governance Committee

Risks and exposures related to corporate governance, effectiveness of the Board and its committees in overseeing the Company, review of director candidates, conflicts of interest and director independence

Compensation Committee

Risks related to executive recruitment, assessment, development, retention and succession policies and programs; and risks associated with compensation policies and practices, including incentive compensation

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

The following table sets forth the names, ages and positions of our director nominees and our continuing directors as of the date of this proxy statement.

	Current Position	Age	Class	Director Since	Term Expires
Nominees for Director
Michael L. Caliel	Director	61	II	2019	2021
Richard L. Daerr, Jr.	Director	76	II	2007	2021

Continuing Directors
Thomas N. Amonett	Director	77	I	2007	2023
Margaret M. Foran	Director	66	I	2019	2023
Austin J. Shanfelter (1)	Chairman of the Board of Directors	63	III	2007	2022
Mark R. Stauffer	President, Chief Executive Officer & Director	58	I	2015	2023
Mary E. Sullivan	Director	64	III	2019	2022

(1)	Mr. Shanfelter served as an independent director from 2007 until he was appointed as our Interim Chief Operating Officer effective March 22, 2019, a position he held until February 29, 2020. During this time, the Company conducted a search for a longer-term replacement to serve as or to otherwise fulfill the duties of Chief Operating Officer. As noted elsewhere in this proxy statement, in anticipation of his interim officer appointment, Mr. Shanfelter stepped down from the two Board committees on which he served (the Compensation and Nominating and Governance Committees). After he stepped down from the interim officer position on February 29, 2020, the Board determined that he was, once again, independent under the NYSE independence rules. Effective March 1, 2020, the Board appointed Mr. Shanfelter as Chair of the Compensation Committee. Effective January 1, 2021, Mr. Shanfelter became Chairman of the Board of Directors, replacing Mr. Daerr who has served in that capacity since 2007 and who shall continue as a director.

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NOMINEES FOR DIRECTORS

The following sets forth certain biographical information for each of the director nominees, including his or her position with the Company and his or her business experience during the past five (5) years.

MICHAEL J. CALIEL

Mr. Caliel has been a member of our Board and a Class II director since his appointment to the Board effective January 1, 2019 and since that date has also served as a member of the Audit and Compensation Committees. Mr. Caliel served as President and Chief Executive Officer for Layne Christensen Company (NASDAQ:  LAYN) from 2015 to 2018, where he also served as a member of the Board of Directors. Prior to this, from 2011 to 2014, Mr. Caliel served as President and Chief Executive Officer of Invensys Operations Management, a Division of Invensys PLC and from 2006 to 2011, he served as President, Chief Executive Officer and Director of Integrated Electrical Services, Inc. (NASDAQ-IESC). From 1993 to 2006, Mr. Caliel held various positions at Invensys, Inc., including President, Americas; President, North America and Europe, Middle East and Africa; and President, Invensys Process Systems. Prior to this, from 1991 to 1993, Mr. Caliel was Director of Marketing, Hydrocarbon Processing Industries for Honeywell, Inc. and from 1981 to 1991 he held a number of positions of increasing responsibility at Asea Brown Boveri, Inc. The National Association of Corporate Directors had previously designated Mr. Caliel a Governance Fellow.

RICHARD L. DAERR, JR.

Mr. Daerr has served as non-executive Chairman of the Board and as a Class II director since May 22, 2007 and is currently serving as a member of the Compensation Committee. Mr. Daerr retired as Chairman of the Board December 31, 2020. Mr. Daerr founded RK Enterprises in 1997, a firm that has assisted companies and investor groups in developing and implementing strategic plans and initiatives focused primarily on the energy, biotechnology, engineering, construction, and pharmaceuticals industries. From 1994 to 1996, Mr. Daerr served as President and Chief Executive Officer of Serv-Tech, Inc., an industrial services company that was listed on the NASDAQ. Mr. Daerr worked for CRSS, Inc. from 1979 to 1992, where he served as General Counsel and Chief Administrative Officer, and as the President and Chief Operating Officer from 1990 to 1992. Prior to its acquisition, CRSS, Inc. was a NYSE listed company and one of the largest engineering, architectural, and construction management companies in the U.S. as well as one of the largest independent power producers in the U.S. CRSS owned a controlling interest in NATEC, Inc., a NASDAQ listed environmental services company of which Mr. Daerr was a director. From 1976 to 1979, Mr. Daerr was Associate Counsel with Dresser Industries, Inc., an industrial equipment and materials supply company. From 1972 to 1976, he was a trial attorney with the antitrust division of the United States Department of Justice. Mr. Daerr has served on the boards of several private and public companies, including TIMEC Company, Inc., a refinery turnaround maintenance company, and from 2002 to 2007, he served as Chairman of its Independent Committee and served on its Audit Committee. From 2003 to 2014, Mr. Daerr served as a director and on the Audit Committee of DISA, Inc., an industrial drug testing and background checking company. From 2011 to 2015, Mr. Daerr served as a director and on the Audit Committee of ENTACT, Inc., an environmental remediation firm. In March 2015, Mr. Daerr began serving as a director of MES Partners, Inc., a broad-based industrial service company, and serves on the Compensation Committee. Mr. Daerr brings a vast amount of diverse experience to our Board, as he has served on numerous boards of public, private, and not-for profit

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companies, as well as serving as a committee member within those boards. Mr. Daerr has been a consultant to various companies in the areas of strategic planning, acquisitions, divestitures, and capital market transactions. As a former attorney with the Department of Justice and as counsel to other businesses in the public and private sectors, Mr. Daerr has dealt with many of the laws and regulatory issues that affect public companies today. The National Association of Corporate Directors had previously designated Mr. Daerr a Governance Fellow.

BACKGROUND OF THE CONTINUING DIRECTORS

THOMAS N. AMONETT

Mr. Amonett has been a member of our Board and a Class I director since May 22, 2007 and serves as the Chairman of the Nominating and Governance Committee, and as a member of the Audit Committee. He served as President and Chief Executive Officer of Athlon Solutions LLC, a manufacturer and distributor of specialty chemicals and related services primarily to the refining and petrochemical industries, from April 2013 to May 2018. From November 1999 to April 2013, he was President, Chief Executive Officer and a director of Champion Technologies, Inc., a manufacturer and distributor of specialty chemicals and related services primarily to the oil and gas industry. From July 2007 to November 2015, Mr. Amonett was a director of Hercules Offshore, Inc., a provider of contract oil and gas drilling services and liftboat services and served as Chairman of the Nominating and Governance Committee. Mr. Amonett was a director of Bristow Group Inc., a global provider of helicopter and other aviation services, from 2006 until 2019, where he served most recently as Executive Vice Chairman of the Board and previously served as a member of the Audit Committee and Chairman of the Compensation Committee. Mr. Amonett also serves as a director of T. F. Hudgins Incorporated, Modumetal, Inc., and as Chairman of the Board of Ergon, Inc., all private companies.

Mr. Amonett is qualified to serve as one of our directors, based on his considerable management, operational, and financial experience in a wide range of industries. Of particular note is his service as President and Chief Executive Officer of several companies, his service as a director of other companies and his corporate governance experience and expertise. The National Association of Corporate Directors has designated Mr. Amonett a Board Leadership Fellow.

MARGARET M. FORAN

Ms. Foran has been a member of the Board and a Class I director since her appointment to the Board effective October 1, 2019, and since that date has served as a member of the Nominating and Governance Committee and the Compensation Committee. She is Chief Governance Officer, Senior Vice President and Corporate Secretary of Prudential Financial, Inc. Prior to joining Prudential, she was Executive Vice President, General Counsel and Corporate Secretary at Sara Lee Corporation from 2008 to 2009; Senior Vice President, Associate General Counsel and Corporate Secretary at Pfizer Inc. from 1997 to 2008; and prior to that, Vice President and Assistant General Counsel at J.P. Morgan & Co. Ms. Foran is a former director of Occidental Petroleum Corporation, where she served on the board from 2010 to 2020.

She is a former Director of The MONY Group Inc. and MONY Life Insurance Company. She served as Co-Chair and a director of the Council of Institutional Investors (CII) and Co-Chair of the CII International Corporate

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Governance Committee. She is the former Chair of the American Bar Association Committee on Corporate Governance. Ms. Foran is the former Chair of the Coordinating Committee of the Business Roundtable

Corporate Governance Task Force. She previously served two terms on the Standing Advisory Group of the Public Company Accounting Oversight Board (PCAOB) and is a member of the Economic Club of New York. Ms. Foran is a trustee of the Committee for Economic Development, as well as a member of the Notre Dame Law School Advisory Council. The National Association of Corporate Directors had previously designated Ms. Foran a Governance Fellow.

AUSTIN J. SHANFELTER

Mr. Shanfelter has been a member of our Board and a Class III director since May 22, 2007 and effective January 1, 2021 became Chairman of the Board of Directors. He served as Chairman of our Compensation Committee from May 2007 until March 2019, immediately prior to his appointment as our interim Chief Operating Officer, a position he held until February 2020. In March 2020, following the end of his service as an interim officer, Mr. Shanfelter was once again appointed to serve as Chairman of our Compensation Committee. Mr. Shanfelter also served as a member of the Nominating and Governance Committee from May 2010 until March 2019. Mr. Shanfelter served as a member of the Board of Directors of MasTec, Inc. (NYSE: MTZ), a publicly traded specialty contractor, and as a special consultant from 2007 to 2008. Mr. Shanfelter served as Chief Executive Officer and President of MasTec from 2001 to 2007. From 2000 to 2001, Mr. Shanfelter was MasTec’s Chief Operating Officer and prior to that role, he was a divisional president of MasTec from1997 to 2000.

Mr. Shanfelter has been in the telecommunication, power, and specialty construction industry since 1981. Mr. Shanfelter became a member of the Society of Cable Television Engineers in 1982, the National Cable Television Association in 1991, and the Power and Communications Contractors Association (“PCAA”) in 1991, where he served as its President in 2007. Mr. Shanfelter was the majority owner and Chairman of Global HR Research LLC, a pre-employment screening company, from 2008 through 2016. Mr. Shanfelter previously served as a member of the Board of Directors of Sabre Industries, a leading manufacturer of cell and power delivery structures. Mr. Shanfelter is currently serving on the Board of Governors of the National Wrestling Hall of Fame. Mr. Shanfelter is the current Chairman of Champions4Children, a non-profit organization supporting children in the Fort Meyers, Florida area. The National Association of Corporate Directors had previously designated Mr. Shanfelter a Governance Fellow.

MARK R. STAUFFER

Mr. Stauffer has served as Chief Executive Officer of the Company effective January 1, 2015 and has served as Orion Group Holdings’ President since February 2014. Prior to this, Mr. Stauffer served as Executive Vice President and Chief Financial Officer from 2007 to 2014, and as Vice President and Chief Financial Officer from 1999, when he joined the Company, to 2007. Mr. Stauffer also served as Secretary from 2004 until 2007. Prior to joining Orion, from 1986 to 1999, Mr. Stauffer served in various positions of increasing responsibility at Coastal Towing, Inc., including Vice President and Chief Financial Officer. Mr. Stauffer is a certified public accountant.

Mr. Stauffer brings extensive industry knowledge to our Board of Directors and provides critical management insight regarding the challenges and opportunities facing the Company. He has over 30 years financial, management, operational and strategic experience in the marine and construction industries. As a Certified Public Accountant, his financial and

2021 Proxy Statement │17

accounting experience is also of significant value as a Board member. The National Association of Corporate Directors had previously designated Mr. Stauffer a Governance Fellow.

MARY E. SULLIVAN

Ms. Sullivan has been a member of our Board and a Class III director since her appointment to the Board effective January 1, 2019, and since that date has served as Chair of our Audit Committee and as a member of the Nominating and Governance Committee. Ms. Sullivan currently serves as CFO for Susser Holdings II, L.P. From 2000 to 2015, Ms. Sullivan worked for Susser Holdings Corporation (NYSE: SUSS), a company engaged in convenience store and fuel distribution operations, as Vice President of Finance and as Executive Vice President, Treasurer and Chief Financial Officer. From 2012 to 2015, Ms. Sullivan also served as Executive Vice President, Treasurer and Chief Financial Officer of Susser Holdings’ subsidiary, Susser Petroleum Partners (NYSE:  SUSP/SUN). From 1999 to 2000, Ms. Sullivan served as Director of Finance for the City of Corpus Christi, Texas. Prior to this, Ms. Sullivan served as Controller of Elementis Chromium, LP, a chrome chemical manufacturer, from 1993 to 1999. From 1979 to 1992, Ms. Sullivan served in accounting positions and as Treasurer for Central Power and Light Company. Ms. Sullivan also has been a director of Affiliated Bank, a privately-owned community bank, since 2018, serving as the Audit Committee Chair. Ms. Sullivan is a Certified Public Accountant, a Certified Management Accountant, a Chartered Financial Analyst, Chartered Global Management Accountant and a Project Management Professional. The National Association of Corporate Directors had previously designated Ms. Sullivan a Governance Fellow.

MEETINGS OF THE BOARD OF DIRECTORS

Directors are expected to attend all meetings of the Board and each committee on which they serve, and the Board encourages all its members to attend each Annual Meeting of Stockholders.

The Board of Directors held five (5) meetings during 2020. Each director attended 100% of all meetings of the Board of Directors and committees on which he or she served, and all then-current directors attended the 2020 Annual Meeting of Stockholders.

Non-management directors meet in executive sessions on a regular basis, generally at both the beginning and the end of each regularly scheduled Board meeting. The Chairman of the Board presides over the executive session. In addition, the Audit Committee has adopted a practice of reserving time at each meeting to meet without members of the Company management present. The Compensation Committee has adopted a similar practice.

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COMMITTEES OF THE BOARD

The Board has three standing committees: The Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. These committees are comprised exclusively of independent directors as defined by the listing standards of the New York Stock Exchange (“NYSE”). Each committee is governed by a written charter approved by the Board of Directors. A copy of each charter is available on the Company’s website at www.oriongroupholdingsinc.com.

AUDIT COMMITTEE

The Audit Committee helps set the “tone at the top” and assists the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. Pursuant to its charter, the Audit Committee has the following responsibilities, among others:

●	To select the independent auditor to audit our annual financial statements;
●	To approve the overall scope of and oversee the annual audit and any non-audit services;
●	To assist management in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of the independent auditor and our internal audit function, and our compliance with legal and regulatory requirements;
●	To discuss the annual audited financial statements and unaudited quarterly financial statements with management and the independent auditor;
●	To discuss policies with respect to risk assessment and risk management; and
●	To review with the independent auditor any audit problems or difficulties and management’s responses.

During 2020, Ms. Sullivan and Messrs. Amonett and Caliel served on the Audit Committee, with Ms. Sullivan serving as its chair. The Board has determined each of the above to be independent under NYSE listing standards and applicable SEC rules. In addition, Ms. Sullivan meets the relevant standards as an “audit committee financial expert” as defined by SEC rules. During 2020, the Audit Committee met four (4) times. A report by the Audit Committee is presented elsewhere in this proxy statement.

COMPENSATION COMMITTEE

The Compensation Committee supports the Board in fulfilling its oversight responsibilities relating to senior management and director compensation. Pursuant to its charter, the Compensation Committee has the following responsibilities, among others:

●	To develop an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;
●	To review, approve and recommend all actions relating to compensation, promotion and employment-related arrangements for senior management, including severance arrangements;
●	To approve incentive and bonus plans applicable to senior management and administer awards under incentive compensation and equity-based plans;
●	To review and recommend major changes to and take administrative actions associated with any other forms of non-salary compensation; and
●	To review and approve or recommend to the entire Board for its approval, any transaction in our equity securities between us and any of our officers or directors subject to Section 16 of the Exchange Act.

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From March 2019 through February 2020, the Compensation Committee consisted of Messrs. Daerr and Caliel, with Mr. Daerr serving as Chair. Ms. Foran joined as a third member effective upon her appointment to the Board in October 2019. Since March 2020, after Mr. Shanfelter’s interim officer appointment ended, the Compensation Committee has been comprised of Ms. Foran and Messrs. Shanfelter, Daerr and Caliel, with Mr. Shanfelter serving as Chair. The Board has determined each current and then serving member of the Compensation Committee to be independent while serving in such capacity, under the listing standards of the NYSE, both for directors generally and compensation committee members specifically. In addition, the Board determined that each member of the Compensation Committee was a non-employee director as defined in Rule 16b-3 of the Exchange Act Rule 16b-3 during his or her period of service on the committee. The Compensation Committee met five (5) times during 2020. A report by the Compensation Committee is presented elsewhere in this proxy statement.

Compensation Committee Interlocks and Insider Participation.  As noted above, Messrs. Shanfelter, Daerr, and Caliel and Ms. Foran currently serve on our Compensation Committee. No Compensation Committee member served as an officer or employee of our Company or any of our subsidiaries while serving on the Compensation Committee. None of our executive officers served during the last fiscal year on the board of directors or on the compensation committee of another entity, when one of that entity’s executive officers served on our Board of Directors or on our Compensation Committee.

THE NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee recommends director candidates to the Board, oversees the evaluation of Board and Committee members, and develops and monitors corporate governance principles, practices and guidelines for the Board and the Company. Pursuant to its charter, the Nominating and Governance Committee has the following responsibilities, among others:

❖

To identify individuals qualified to become Board members and to recommend that the Board select the director nominees for election at annual meetings of stockholders or for appointment to fill vacancies;

❖	To recommend to the Board director nominees for each committee of the Board;
❖	To advise the Board about appropriate composition of the Board and its committees;
❖	To advise the Board about, develop and recommend to the Board appropriate corporate governance practices, principles and guidelines, and to assist the Board in implementing those practices;
❖	To lead the Board in its annual review of the performance of the Board and its committees; and
❖	To perform such other functions as the Board may assign to the committee from time to time.

From January 2020 through present, the Nominating and Governance Committee consisted of Mr. Amonett and Mses. Foran and Sullivan, with Mr. Amonett serving as Chair. The Board has determined that each member of this committee was independent as defined in the applicable rules of the NYSE during his or her period of service. The Nominating and Governance Committee met four (4) times during 2020.

Director Nominations by Stockholders. Any stockholder who wishes to recommend a nominee for director for the 2022 Annual Meeting of Company Stockholders must send written notice to the Corporate Secretary in accordance with instructions set forth below and later in this proxy statement under the caption “Submission of Stockholder Proposals for 2022 Annual Meeting.”

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As provided in our Bylaws, any stockholder notices of intention to nominate a director must include:

●	The name and address of the stockholder;
●	A representation that the stockholder is entitled to vote at the meeting at which directors will be elected;
●	The number of shares of the Company that are beneficially owned by the stockholder;
●	A representation that the stockholder intends to appear at the meeting to nominate the person or persons specified in the notice; as well as,

The following information with respect to the person nominated by the stockholder:

●	Name and address;
●	A complete resume or statement of the candidate’s qualifications, including education, work experience, industry knowledge, membership on other boards of directors, and civic activity;
●	A description of any arrangements and understandings between the stockholder and the nominee and any other persons pursuant to which the nomination is made;
●	The consent of each such nominee to serve as a director if elected; and
●	Such other information as required to be included in a proxy statement, including information with respect to a candidate’s independence as defined under the rules and regulations of the SEC and the NYSE.

The Nominating and Governance Committee seeks to achieve a Board composed of diverse individuals who have experience relevant to the needs of the Company and who have a high level of professional and personal ethics. In addition, prospective directors must have time available to devote to Board activities. The Nominating and Governance Committee uses a variety of methods and multiple sources to identify and evaluate nominees for directors, including referrals from other directors and management, recommendations by stockholders, and third-party professional search firms.

The Company did not receive any stockholder nominations for director to be considered by the Nominating and Governance Committee for the Annual Meeting and, pursuant to our Bylaws, the time has elapsed for any stockholder to properly nominate a candidate for director for consideration at this year’s Annual Meeting.

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ANNUAL PERFORMANCE EVALUATIONS

The Board and its committees conduct self-performance evaluations and review each committee charter. In addition, our Corporate Governance Guidelines are reviewed and reassessed for adequacy annually.

BOARD MEMBERSHIP MATRIX

The matrix below reflects the composition and competencies of our current Board of Directors.

Qualification	Austin J. Shanfelter (Chairman)	Thomas N. Amonett	Michael J. Caliel	Richard L. Daerr, Jr.	Margaret M. Foran	Mark R. Stauffer	Mary E. Sullivan
Regulatory Compliance
Independent Director per SEC & NYSE	✓	✓	✓	✓	✓		✓
Independent Director per ISS & GL	✓	✓	✓	✓	✓		✓
Qualified Designated Financial Expert	N/A	N/A	N/A	✓	✓	✓	✓
Personal
Prior Public Board Experience	✓	✓	✓	✓	✓	✓	✓
Prior Private Board Experience	✓	✓	✓	✓	✓		✓
# of other current public boards	0	0	0	0	1	0	0
Previous NACD Fellowship	✓	✓	✓	✓	✓	✓	✓
Ethnic diversity
Gender diversity					✓		✓
Age	63	77	61	76	66	58	64
Director Since	5/22/2007	5/22/2007	1/1/2019	5/22/2007	10/1/2019	1/1/2015	1/1/2019
Retired or Employed Full Time	Retired	Retired	Retired	Retired	Employed	Employed	Employed
Public Company Experience	✓	✓	✓	✓	✓	✓	✓
Private Company Experience	✓	✓	✓	✓	✓	✓	✓
Not-for-Profit Experience				✓	✓		✓
Government Experience				✓			✓
Academia					✓
Community Leadership / Philanthropic Experience	✓	✓	✓	✓	✓	✓	✓
Board Committees
Audit	N/A	Member	Member	N/A	N/A	N/A	Chair
Nominating and Governance	N/A	Chair	N/A	N/A	Member	N/A	Member
Compensation	Chair	N/A	Member	Member	Member	N/A	N/A
Decision-Making Experience at Executive Level ("DM") or Other Substantial Experience ("S")
Current or recent public company CEO	✓	✓	✓			✓
Prior Committee expertise	✓	✓	✓	✓	✓	✓	✓
Relevant industry expertise	✓	✓	✓	✓		✓
Consolidation/M&A expertise	✓	✓		✓	✓	✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓
Accounting			✓		✓	✓	✓
Marketing / Finance			✓	✓	✓	✓	✓
Technology / New media							✓
Human Resources / Compensation	✓					✓	✓
Health, Safety, Environment & Sustainability	✓	✓	✓	✓	✓	✓	✓
International Business		✓	✓	✓	✓	✓
Corporate Governance		✓		✓	✓	✓
Legal / Compliance				✓	✓

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DIRECTOR COMPENSATION

The following table describes the compensation earned by persons who served as non-employee directors during 2020. Amounts paid to Mr. Stauffer, who serves as our President and Chief Executive Officer in addition to a director, and Mr. Shanfelter, who served as interim Chief Operating Officer from March 22, 2019 through February 29, 2020, are reported in the charts under “Executive Compensation.”

Name	Fees Earned or Paid in Cash[1] ($)	Stock Compensation[2] ($)	Total ($)
Thomas N. Amonett	84,000	90,000	174,000
Michael J. Caliel	118,000	90,000	208,000
Richard L. Daerr, Jr.	135,000	90,000	225,000
Margaret M. Foran	78,000	90,000	168,000
Mary E. Sullivan	84,000	90,000	174,000

The Compensation Committee of the Board of Directors retained Meridian Compensation Partners, LLC, an independent consulting firm, to assist in determining the components and amounts of director compensation for 2020 based on comparisons of board compensation in similarly situated companies.

Our director compensation program typically consists of both cash and equity compensation. In 2020, the Compensation Committee granted equity awards to our non-employee directors valued at $90,000 per director and currently expects to grant equity awards to non-employee directors during fiscal 2021. The current schedule of director fees paid in cash is as follows:

Annual Retainer Amount
Board Service Annual Retainer	$50,000
Board Chair Additional Annual Retainer	$70,000
Each Committee Chair, Additional Annual Retainer	$20,000
Additional Annual Retainer for (non-chair) Committee Members	$14,000

All cash retainers are paid quarterly in arrears. The Company also reimburses non-employee directors for reasonable travel and lodging expenses incurred in attending Board and committee meetings.

1 Amounts in this column represent retainers and chairmanship fees as detailed in the chart.

2 Each of our non-employee directors was awarded 39,823 shares of common stock in May 2020.

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EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the executive officers of the Company serving as of the date of this proxy statement. All executive officers are appointed by, and serve at the pleasure of, the Board. There is no family relationship between or among any of the Company’s directors and executive officers.

Name	Age	Position with the Company
Mark R. Stauffer	58	President and Chief Executive Officer
Robert L. Tabb	36	Executive Vice President, Chief Financial Officer, and Treasurer
Peter R. Buchler	74	Executive Vice President, Chief Administrative Officer, Chief Compliance Officer, General Counsel, and Secretary

Below is a summary of the business experience of each of our current executive officers other than Mr. Stauffer (whose business experience is included under the above caption “Background of Continuing Directors”).

ROBERT L. TABB

Prior to his election as an Executive Vice President on March 25, 2021, Mr. Tabb served as the Company’s Vice President, Chief Financial Officer and Treasurer since March 2019. Prior to this, he served as the Company’s Vice President and Interim Chief Financial Officer beginning November 2, 2018. Mr. Tabb joined the Company in 2014, as Director of Financial Planning and Analysis, and in November 2016 was promoted to Vice President of Finance. Prior to joining Orion, Mr. Tabb held progressively responsible positions in accounting, finance and mergers and acquisitions with Mattress Firm, Inc., MXenergy, Inc. and J. Richard Claywell, CPA. Mr. Tabb has 15 years of public company accounting and financial management experience.

PETER R. BUCHLER

Mr. Buchler joined the Company as Vice President, General Counsel and Corporate Secretary in September 2009. He subsequently became the Company’s Chief Compliance Officer and effective January 1, 2010, became Executive Vice President. In 2011, he became our Chief Administrative Officer. Prior to joining the Company, Mr. Buchler founded and operated The Buchler Group, LLC, a consulting firm providing corporate and contracting advisory services to the domestic and international construction industry. From 2003 to 2008, Mr. Buchler worked for Global Industries, Ltd. (formerly NASDAQ: GLBL) in various capacities, including Assistant General Counsel, Vice President Commercial and Subcontracts, and Vice President of Asia Pacific. Prior to this, he served as Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of Cooperheat-MQS, Inc. Even earlier, he served as Assistant General Counsel, Corporate and subsequently Assistant General Counsel, Marine Construction, Shipbuilding and Industrial Services segments of McDermott International, Inc. (formerly NYSE: MDR). Mr. Buchler is a B-52 combat veteran, is the former Chief Judge Advocate General of the Louisiana Air National Guard and has over 40 years of experience, in the marine construction industry. He is admitted to practice law in Texas and Louisiana and The National Association of Corporate Directors had previously designated him as a Governance Fellow.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERS

The following two tables, based in part upon information supplied by officers, directors and certain stockholders, sets forth the percentage of ownership of the Company’s outstanding common stock as of the record date by:

(1)	Each person or entity who is known by the Company to own beneficially more than 5% of the Company’s outstanding common stock;
(2)	Each of the Company’s directors;
(3)	Each of the Company’s named executive officers, and
(4)	All directors and executive officers of the Company as a group.

Name and Address of 5% Stockholders	Shares Beneficially Owned	Percent of Shares[1]
Dimensional Fund Advisors LP 2[2]	2,259,659	7.6%

[1]	Calculated based on 29,701,525 shares of common stock outstanding on the record date.
[2]

Based on information set forth in a Schedule 13G filed with the SEC on February 16, 2021, by Dimensional Fund Advisors LP, Building One, 6300 Bee Cave Road, Building One, Austin, TX 78746. Dimensional Fund Advisors LP, an investment adviser, reports that it has sole voting power for 2,158,907 shares and sole dispositive power over all reported shares.

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SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

Name of Beneficial Owner	Number of Outstanding Shares of Common Stock Owned (1)	Shares Acquirable Within 60 days Upon the Exercise of Stock Options (2)	Total Beneficial Ownership	Percent of Class (3)
Directors:
Thomas N. Amonett	184,445	-	184,445	*
Michael J. Caliel	96,668	-	96,668	*
Richard L. Daerr, Jr.	193,305	-	193,305	*
Margaret M. Foran	54,041	-	54,041	*
Austin J. Shanfelter (4)	130,675	-	130,675	*
Mary E. Sullivan	154,168	-	154,168	*
Named Executive Officers:
Mark R. Stauffer, also a director	700,552	450,036	1,150,588	3.9%
Robert L. Tabb	120,030	19,412	139,442	*
Peter R. Buchler	268,412	97,626	366,038	1.2%
Current Directors and Officers as a group (9 Persons):	1,902,296	567,074	2,469,370	8.3%

*	Less than 1%
(1)	Includes time- and performance-based restricted shares for which vesting restrictions have not lapsed, however, the recipient retains voting rights.
(2)	Includes shares of our common stock that may be acquired under outstanding stock options that are currently vested or will vest within 60 days of the record date.
(3)	Calculated based on 29,701,525 shares of common stock outstanding on the record date. For each individual who holds options, this percentage is determined by assuming he exercises all of his options that are vested on or within 60 days of the record date.
(4)	Mr. Shanfelter served as our Interim Chief Operating Officer between March 22, 2019 and February 29, 2020.

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(5)

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation philosophy and objectives, each element of our executive compensation program and how the Compensation Committee of the Board of Directors (referred to throughout this CD&A as the “Committee”) made its compensation decisions for our 2020 NEOs listed below:

NEO	CURRENT TITLE
Mark R. Stauffer	President and Chief Executive Officer
Robert L. Tabb	Executive Vice President, Chief Financial Officer and Treasurer
Peter R. Buchler	Executive Vice President, Chief Administrative Officer, General Counsel, Corporate Secretary and Chief Compliance Officer
Austin J. Shanfelter	Former Interim Chief Operating Officer (through February 29, 2020)

EXECUTIVE SUMMARY

It is our goal to be the premier specialty construction company, focused on providing solutions for our customers across the infrastructure, industrial, and building sectors, while maintaining a healthy financial position and maximizing stakeholder value. Our executive compensation programs are structured to support our business strategy and to ensure long-term alignment between our executives and our shareholders.

2020 BUSINESS OVERVIEW

Our Company is a leading specialty construction company serving the infrastructure, industrial and building sectors. We provide services both on and off the water in the continental United States, Alaska, Canada and the Caribbean Basin through our marine segment and our concrete segment. Our marine segment provides construction and dredging services relating to marine transportation facility construction; marine pipeline construction; marine environmental structures; dredging of waterways, channels and ports; and, environmental dredging, design, and specialty services. Our concrete segment provides turnkey concrete construction services including pour and finish, dirt work, layout, forming, rebar, and mesh across the light commercial, structural and other associated business areas. We are headquartered in Houston, Texas with regional offices throughout our operating areas.

COVID-19 Impact

2020 was a challenging year for people around the globe as the COVID-19 pandemic presented unprecedented disruptions to communities and businesses. Understanding our responsibility to our stockholders, our employees and the communities in which we operate, we took the following actions during 2020:

●	Maintained our emphasis on safe, environmentally responsible, and sustainable operations
●	Implemented actions to ensure employee, customer and community safety
●	Provided employees and customers with access to the latest guidelines from the CDC

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●	Increased workplace flexibility, providing work from home opportunities where possible in alignment with local health guidelines

Financial Results

Despite global disruptions, in 2020 we continued to execute on our Invest, Scale and Grow (“ISG”) initiative and delivered improved financial results while maintaining a safe work environment. Financial achievements for the year included record revenues of $709.4 million and an increase of over $25 million in net income over 2019.

Record Revenues $709.4 Million 2019: $708.4 Million	Net Income $20.2 Million 2019: ($5.3) Million	Operating Cash Flow $26.6 Million 2019: $2.2 Million

Additional highlights from 2020 included the following:

❖ Improved liquidity to $64.9 million from $12.7 million

❖ Improved net income and EBITDA

❖ Improved Return on Invested Capital

2020: Continued Growth and a Return to Profitability

SUMMARY OF 2020 EXECUTIVE COMPENSATION DECISIONS

As described in greater detail below, the three primary components of our program are base salaries, annual bonus opportunities, and long-term equity incentive awards. Highlights of our 2020 program include:

❖Base Salaries: None of the NEOs received base salary increases in 2020, except for Mr. Tabb who received an 18% increase reflecting his growth into the role of Chief Financial Officer and the Committee’s desire to align his pay more closely with the median of our peers.

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❖Annual Bonus Plan: For 2020, the Committee established financial, strategic and individual goals under our NEO Bonus Plan (“NBP”). Based in part upon achieved EBITDA performance for NBP purposes of $51.29 million versus a $46 million target for 2020, our NEOs earned annual incentive payouts of 158.78% of target bonuses.
❖Equity Awards: In May 2020, the Committee approved equity incentive awards for our NEOs with 75% of total value in the form of performance-based restricted stock units (RSUs), and 25% in the form of time-vested restricted shares. Given our continued focus on near-term performance improvement, the performance shares can be earned based upon return on invested capital (“ROIC”) performance over the four quarters ending with Q2 2021.

OUR EXECUTIVE COMPENSATION PRACTICES

Adherence to executive compensation best practices is a critical component of good corporate governance, aids our Committee in its decision-making process, enhances our ability to manage compensation-related risk, and is in the best interests of our stockholders and executives. Below are highlights of our current practices and policies that guide our executive compensation program:

What We Do	What We Don’t Do
Pay for performance	No tax gross ups
Significant emphasis on at-risk pay	No repricing of stock option awards
Executive and director stock ownership requirements	No hedging of Company stock
Independent Compensation Consultant	No special benefits or perquisites for NEOs
Double-trigger vesting of equity awards upon a change of control	No accelerated vesting of equity awards upon termination, except after a change of control

2020 SAY ON PAY

At our 2020 annual meeting of stockholders, we received 96.2% support for our advisory vote on executive compensation. The Committee values the input of our stockholders on the design of our executive pay programs. Throughout the year, we regularly engage in discussions with stockholders regarding a variety of topics related to our business, including executive compensation. While we believe that the 2020 vote reflects strong stockholder support, we remain committed to ensuring that our program remains aligned with the interests of our stockholders, with our guiding principles, and with evolving best practice standards of good governance.

CEO PAY AT A GLANCE

Our program is structured to place a majority of CEO compensation at risk, with realizable value dependent upon company financial performance. During 2020, the Compensation Committee maintained an emphasis on performance-based equity and near-term performance improvement. In addition, considering the price of our stock on the date of grant and in order to limit dilution of stockholder value, the Committee kept grant date

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values of our 2020 long-term incentive (LTI) awards similar to 2019 LTI awards, which were significantly reduced from prior years.

Component of Pay	2020 Action
Base Salary	No Change (fourth straight year)
Annual Incentive Target	No Change (fourth straight year)
LTI Award	Grant date value remained at 2019 reduced levels (nearly 75% of 2018 grant date value) Restricted stock: 25% of total value Performance-based RSUs: 75% of total value

CEO Target Total Direct Compensation	CEO Equity 75% Performance-Based

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WHAT GUIDES OUR PROGRAM

Our Company is one of the leaders in the specialty construction industry in part because of highly experienced and talented people. To ensure that we are positioned for future success, we must attract, retain, and engage the talent necessary to grow the Company, to ensure the quality and sustainability of that growth, and to produce positive long-term returns for our stockholders.

We have designed our executive compensation program to provide an externally competitive and internally equitable total rewards package that reflects individual and company performance, job complexity, and strategic value of the position while ensuring long-term retention and motivation. To further our mission of producing superior financial returns for our stockholders, we have designed our program with the following objectives:

Objectives	Our Approach
Pay for Performance	◾ Provide the majority of NEO pay in the form of short-term cash and long-term equity incentives whose realized value is dependent upon our financial performance
Shareholder Alignment	◾ Encourage and facilitate meaningful long-term share ownership by our NEOs through annual LTI awards and robust share ownership guidelines
Attract and Retain highly qualified talent

◾   Target NEO compensation opportunities to be competitive at the median of the market for similarly situated executives in our peer group

◾   Provide a significant portion of NEO compensation in the form of LTI awards that vest or are earned over multiple years

PRINCIPAL ELEMENTS OF COMPENSATION

Our philosophy and objectives are supported by the following principal elements of pay in our 2020 executive compensation program:

Element	Form	Description
Base Salary	Cash (fixed)	◾ Fixed cash payment for performing day-to-day responsibilities ◾ Critical in attracting and retaining qualified personnel
Annual Cash Bonus	Cash (variable)	◾ Competitive annual incentive opportunity for achieving short-term financial goals and strategic objectives measured over the current year
LTI Awards	Equity (variable)

◾   Performance-based RSUs with multi-year vesting that can be earned based upon achieving financial performance goals

◾   Restricted shares with multi-year vesting that provide immediate retention value and direct alignment with shareholders by encouraging long-term share ownership

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2020 TARGET PAY MIX

In 2020, the Compensation Committee set target total direct compensation consistent with our long-standing philosophy of providing a majority of NEO pay at risk for financial and stock price performance and continued employment.

Base Salary	Target Bonus	Performance Based RSUs	Restricted Shares

Pay mix for Other NEOs does not include Mr. Shanfelter, whose term as interim COO ended on February 29, 2020.

The portion of pay attributable to long-term equity in 2020 remained reduced relative to 2018 due to lower stock prices at the time when 2020 awards were approved, and out of a desire to limit stockholder dilution. The Committee believes that 2020 equity awards, in combination with the awards granted in prior years, provide a significant incentive to drive performance and growth in stockholder value over the long term.

OUR PROCESS

THE ROLE OF THE COMPENSATION COMMITTEE

Our Board is responsible for making decisions about the compensation of our NEOs. The purpose of its Compensation Committee, which is composed solely of independent directors, is to assist the Board in discharging this responsibility by, among other things:

❖Reviewing and discussing with management the factors underlying our compensation policies and decisions, including overall compensation objectives;

❖Reviewing and discussing with management the relationship between the Company’s compensation policies and practices, including the extent to which those policies and practices create risks for the Company;

❖Reviewing and approving all company goals and objectives (both financial and nonfinancial) relevant to the compensation of the CEO;

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❖Evaluating, together with the other independent directors, the performance of the CEO in light of these goals and objectives and the quality and effectiveness of his leadership;

❖Recommending to the Board for approval by the independent directors each element of the compensation of the CEO;

❖Reviewing the performance evaluations of all other members of executive management (the CEO is responsible for the performance evaluations of the non-CEO executive officers);

❖Reviewing and approving (and, if applicable, recommending to the Board for approval) each element of compensation, as well as the terms and conditions of employment, of these other members of executive management; and

❖Granting all awards under our equity compensation plans and overseeing the administration of all such plans.

The Committee works very closely with management and the Committee’s independent consultant to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in its charter, which is available on the Corporate Governance page of our website (www.oriongroupholdings.com/Corporate-Governance.html).

THE ROLE OF MANAGEMENT

The CEO, who may attend part of certain Committee meetings at the Committee’s request, assists the Committee in determining the compensation of all other NEOs other than himself. Input provided by our CEO includes:

◾	Recommending any annual merit increases to the base salaries of the other NEOs; and
◾	Establishing annual individual performance objectives for the other NEOs and evaluating their performance against such objectives, subject to Committee approval.

The other NEOs do not have a role in determining their own compensation, other than discussing their annual individual performance objectives and results achieved with the CEO.

THE ROLE OF THE INDEPENDENT CONSULTANT

In furtherance of the Committee’s responsibility, the Committee engages an independent advisor to assist the Committee in evaluating our executive compensation. During fiscal 2020, the Committee engaged Pearl Meyer through April and Meridian Compensation Partners through the end of the year. Both consultants reported directly and exclusively to the Committee. During fiscal 2020, Pearl Meyer provided the Committee competitive marketplace compensation data for executives and directors and commented on the competitiveness and reasonableness of our executive and director compensation programs. Meridian also provided input on competitive pay levels as well as trends and developments impacting executive pay. The Committee regularly reviews the services provided by its outside consultants and, based on the information provided by each firm, determined that Pearl Meyer and Meridian were independent in providing executive compensation consulting services.

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THE ROLE OF PEER GROUPS AND MARKET DATA

Paying competitively is critical to attracting and retaining experienced talent. In order to help ensure pay levels are competitive, we consider external survey data and data from peer group compensation disclosures as important market reference points around which to make well-informed compensation decisions. While we do not consider market data to be determinative, we generally target the median of the market for pay opportunities, with the potential (through annual cash incentives and long-term equity incentives) for executives to earn more or less than the market median depending upon performance.

The Committee periodically reviews the appropriateness of our pay posture in light of company and individual performance, as well as other factors specific to individual executives (such as tenure and internal equity concerns). No single position in the referenced surveys or within our peer group fully captures the breadth of the responsibilities of certain of our NEOs.

For fiscal year 2020 NEO compensation decisions, the Committee considered market data provided by Pearl Meyer that reflected compensation for a peer group of 15 publicly traded engineering and construction firms. While we have very few direct “peers” in the market, the companies in this group were identified in consultation with Pearl Meyer as potential competitors for talent with businesses of similar financial size and scope. Each year, the Committee reviews the peer group in order to determine whether the companies in the group remain appropriate. A summary of the companies included in the 2020 peer group compensation review is provided below. This is the same group that was used in 2019.

2020 Compensation Peer Group
Company Name	Industry Focus
Aegion Corporation	Construction & Engineering
Argan Inc.	Construction & Engineering
ENGlobal Corp.	Energy Equipment & Services
Goldfield Corporation	Construction & Engineering
Great Lakes Dredge & Dock Corporation	Construction & Engineering
Gulf Island Fabrication Inc.	Energy Equipment & Services
Hill International Inc.	Research & Consulting Services
IES Holdings, Inc.	Construction & Engineering
L.B. Foster Company	Industrial Machinery
Matrix Service Company	Energy Equipment & Services
MYR Group, Inc.	Construction & Engineering
Northwest Pipe Co	Construction & Engineering
Sterling Construction Co Inc.	Construction & Engineering
Team Inc.	Environmental & Facilities Services
VSE Corp	Engineering & Consulting Services

At the time of the annual review, our projected 2020 revenues and assets fell within the middle range of the peer group. As in past years, the Committee will review and revise this group as appropriate in 2021.

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To supplement the peer group data (which were collected from proxy compensation disclosures), Pearl Meyer also provided compensation statistics from a review of compensation survey data. Data reflected compensation rates across a broad group of general industry companies with revenues comparable to our own. Using a robust survey sample in combination with peer group data (along with the practice of reviewing market quartiles as opposed to averages) mitigates the impact of outliers, year-over-year volatility of compensation levels, and the risk of selection bias.

Considering the value of LTI awards approved in May 2020, target total compensation for our NEOs was below the market median range in Pearl Meyer’s analysis.

2020 EXECUTIVE COMPENSATION PROGRAM IN DETAIL

BASE SALARY

Our primary objective with respect to the base salary levels of our NEOs is to provide sufficient fixed cash income to retain and attract these experienced and valuable executives in a competitive market for executive talent. The base salaries of our NEOs are reviewed and adjusted (if appropriate) annually to reflect, among other things, economic conditions, base salaries for comparable positions from a review of market data discussed previously, the tenure of the officers, and the base salaries of the officers relative to one another. None of the NEOs received base salary adjustments in 2020 except for Mr. Tabb. Mr. Tabb, who was promoted to CFO during 2019, received an increase reflective of his continued growth into the role and the Committee’s desire to align his salary more closely to the market median.

NEO	2019 Base Salary	2020 Base Salary	Percent Change
Mr. Stauffer	$ 570,000	$ 570,000	0%
Mr. Tabb	275,000	325,000	18%
Mr. Buchler	350,000	350,000	0%
Mr. Shanfelter*	125,000	375,000	--

*Mr. Shanfelter served as our Interim COO from March 22, 2019 until February 29, 2020, for which he was paid a $500,000 base salary. The numbers shown above reflect the portion of that salary paid in each year.

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ANNUAL CASH INCENTIVES OVERVIEW

Annual cash incentive opportunities for our NEOs during 2020 were provided through our NEO Bonus Plan (NBP), as described below.

NEO BONUS PLAN DESIGN

Under the NBP, annual target incentive opportunities are expressed as a percentage of base salary and are established by the Committee based on the NEO’s level of responsibility and his ability to impact overall results. Actual bonus payouts during 2020 were contingent upon achievement of specific financial, strategic, and individual goals, as shown:

Corporate Financial Performance (EBITDA)	+	Strategic Goal Achievement Factor	+	Individual Goal Achievement Factor	=	Earned Bonus

The Committee establishes specific goals for each component. If performance for the financial portion falls below threshold, no bonus is funded under the plan for any of the performance metrics, financial or nonfinancial. However, the Compensation Committee retains discretion to award bonuses based upon consideration of other factors, including performance on established non-financial goals.

2020 ANNUAL INCENTIVES

EBITDA (earnings before interest, taxes, depreciation and amortization) is a key financial performance measure for our Company because it allows our management team and other reviewers of our financial statements (such as investors and analysts) to assess the financial performance of our assets without regard to financing methods, capital structure, or historical cost. 2020 EBITDA goals and actual performance for the financial portion of the NBP are summarized below:

Financial Performance

Performance Level	EBITDA Performance	Bonus Pool Funding (as a % of Target)
Below Threshold	< $40.0 million	0%
Threshold	$40.0 million	50%
Target	$46.0 million	100%
Maximum	$55.0 million	200%
Actual 2020 Performance	$51.29 million	158.78%

Strategic and Individual Performance

Key achievements considered by the Committee in their evaluation of strategic and individual performance included:

●	Exceeded ROIC for 2020 (9.6% vs. target of 7.9%)
●	Ensured adequate liquidity during the COVID-19 crisis, including closure on a $20 million revolving credit facility in June 2020
●	Successfully adjusted operations to navigate COVID-19 pandemic, with performance in excess of plan
●	Secured new backlog, with book-to-bill ratio recovering to 1.06x in Q4 2020
●	Implemented career development and succession plan for key executive leadership role

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Based upon corporate and individual achievements, the Compensation Committee determined that full payout at 158.78% of Targeted Bonus was achieved and warranted.

Award Determination

The table below provides a summary of the individual target incentive award opportunities, as well as actual awards earned.

	Target Award Opportunity		Approved Award
NEO	As a% of Eligible Salary	Dollar Value	Dollar Value	Percent of Target
Mr. Stauffer	85%	$484,500	$769,578	158.78%
Mr. Tabb	60%	195,000	309,617	158.78%
Mr. Buchler	60%	210,000	333,433	158.78%

Mr. Shanfelter was not eligible for a bonus for fiscal 2020, given that he stepped down from his interim COO role early in the year.

LONG-TERM EQUITY INCENTIVES

Consistent with the Company’s compensation philosophy, the Committee believes that LTI awards should promote improvements to stockholder value and strongly align the interests of our NEOs with those of our stockholders. Specifically, NEOs should hold a meaningful amount of unvested equity, which not only aligns their long-term interests with those of our stockholders, but also serves as an effective retention tool. For 2020, the mix of LTIs included the following:

Performance-Based RSUs	Restricted Shares
75% of total value	25% of total value

◾      Performance contingent

◾      Earned based on average ROIC over the last two fiscal quarters of 2020 and the first two quarters of 2021

◾     Threshold ROIC performance (80% of target) is 6.2%; if ROIC is achieved 50% of the award vests; if ROIC is below threshold, the entire award is forfeited

◾     At ROIC target performance of 7.7%, 100% of the performance-based RSUs will vest, and at ROIC of 10.0% or greater, 200% will vest

◾     Results falling in between any two performance levels will result in a prorated number of shares earned

◾      Time-vested

◾      Awards vest 1/3 on the first anniversary of grant and 1/36 each month after the first year

◾      Ties our NEOs directly to our shareholders with awards that encourage retention and long-term share ownership

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2020 TARGET LONG-TERM INCENTIVE AWARD GRANTS

The table below shows the long-term incentive awards granted in 2020 to each of the NEOs.

NEO	Performance-Based RSUs (#)	Time-Based Restricted Stock (#)	Total Grant Value
Mr. Stauffer	180,000	80,107	$617,400
Mr. Tabb	60,000	33,405	230,800
Mr. Buchler	60,000	33,405	230,800
Mr. Shanfelter	--	54,944	165,000

Total grant value reflects number of shares times the closing price of $4.96 for Mr. Shanfelter on February 10, 2020; $3.73 on March 2, 2020; and $2.26 on May 21, 2020.

2019 PERFORMANCE-BASED RSU PAYOUTS

Performance-based RSUs granted in 2019 were earned based upon ROIC performance for the final two quarters of 2019 and the first two quarters of 2020. Based upon ROIC performance of 7.2% versus a target of 6.0%, the Compensation Committee approved a payout of 200% of target, with 75% of each officer’s payout settling in shares and the remaining 25% paid in cash, based on closing price on the applicable payout date. The earned amounts (shares and cash) vested 50% upon approval of the payout, while the remaining 50% vest in two equal tranches in August 2021 and August 2022.

NEO	Performance-Based Restricted Stock Granted (#)	Performance Factor (% of target)	Shares Earned
			Settled in Shares (#)	Settled in Cash (#)
Mr. Stauffer	112,500	200%	168,750	56,250
Mr. Tabb	37,500	200%	56,250	18,750
Mr. Buchler	37,500	200%	56,250	18.750

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OTHER PROGRAMS, POLICIES AND GUIDELINES

STOCK OWNERSHIP REQUIREMENTS

To further enhance our focus on stockholder alignment, our executive compensation program includes stock ownership requirements for our NEOs and our directors. The required ownership levels are expressed as a multiple of salary (for NEOs) or a multiple of the annual Board retainer (for directors), as summarized in the table below:

p
Covered Position	Stock Ownership Requirement (Minimum Value)
CEO	3.0x
CFO	2.0x
Other NEOs	1.5x
Directors	3.0x

Shares that may be counted toward the satisfaction of these guidelines include shares held outright, through benefit plans or in trust, unvested restricted shares, and in-the-money value of unexercised stock options. Directors and NEOs have five years from the date first subject to these guidelines to comply with the minimum ownership requirement.

BENEFITS

Each NEO is eligible to participate in the same benefit plans and programs that are (or in the future) may be available to our other salaried employees, including any profit-sharing plan, thrift plan, health insurance or health care plan, disability insurance, pension plan, supplemental retirement plan, vacation and sick leave plan, and other similar plans. This also includes our 401(k) plan, which provides that we match 100% on the first 2% of eligible compensation contributed to the plan, and 50% on the next 2% of eligible compensation contributed to the plan. These matching contributions vest over a four-year period. At our discretion, we may make additional matching and profit-sharing contributions to the plan.

We do not have any supplemental benefits or perquisites for our NEOs that are not generally available to other salaried employees in the organization, except for auto allowances, which are provided to a number of our personnel. We believe providing our NEO’s with this benefit meets a legitimate business need and is competitively appropriate.

We do not own any interest in or lease any aircraft, nor do we pay or reimburse country club memberships, nor do we provide any retirement benefits beyond what is generally available to all employees. However, the Committee in its discretion may revise, amend or add to the officers’ executive benefits and perquisites as it deems advisable.

The Committee reviews the overall cost to us of our benefit programs generally on an annual basis or when changes are proposed. The Committee believes that the benefits provided by these programs have been important factors in attracting and retaining key employees, including the NEOs.

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INSIDER TRADING AND SPECULATION IN ORION STOCK

We have established policies prohibiting our officers, directors, and employees from purchasing or selling Company securities while in possession of material or nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. In addition, our policies prohibit our officers, directors, and employees from speculating in our stock, which includes short selling (profiting if the market price of our stock decreases), buying or selling publicly traded options (including writing covered calls), hedging, or any other type of derivative arrangement that has a similar economic effect.

Hedging in our stock by directors, officers, and employees is prohibited by the above policies.

RISKS ARISING FROM COMPENSATION POLICIES AND PRACTICES

Management has conducted an in-depth risk assessment of our compensation policies and practices and concluded that that they do not create risks that are reasonably likely to have a material adverse effect on the Company. The Committee has reviewed and concurred with management’s conclusion. The risk assessment process included, among other things, a review of (i) all key incentive compensation plans to ensure that they are aligned with our pay-for-performance philosophy and include performance metrics that meet and support corporate goals, and (ii) the overall compensation mix to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives. The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risk that could threaten the Company. No such plans or practices were identified.

POST-EMPLOYMENT COMPENSATION

We have employment agreements with our NEOs that entitle them to certain severance benefits in the case of a qualifying termination. Severance payments following a change in control are subject to a double trigger, and we do not provide excise tax gross-up payments.

Absent a change in control: in the event of a resignation for “good reason” (as defined in the agreements) or a termination without cause, each of our NEOs is entitled to one year of his base salary. Following a change in control: in the event a resignation for “good reason” (as defined in the agreements) or a termination without cause following a change-in-control, each of our NEOs is entitled to receive their respective base salary for two to three years (varying by position level). We do not provide any tax gross-ups. Treatment of unvested equity: NEOs may exercise vested stock options following termination, but upon termination all unvested equity awards lapse according to the terms of our long-term incentive plan. Severance payments following a change in control are subject to a double trigger, and we do not provide any tax gross-up payments.

The Company provides these contractual severance benefits in order to help support retention of valuable executive talent, and to ensure that executives remain focused on the best interests of stockholders — particularly in the context of any potential transaction. The Committee believes that the severance benefits agreed to in the case of these termination events are reasonable in light of the potential value delivered to stockholders in return. See “Executive Compensation — Potential Payments Upon Termination or Change in Control” below.

TAX DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits the amount of compensation paid to certain covered officers that we may deduct for federal income tax purposes to $1 million per covered officer per year. Historically, compensation that qualified as “performance-based compensation” within the meaning

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of Section 162(m) was not subject to the $1 million limitation. In recent years, largely due to the availability of this performance-based exemption, the deductibility of various payments and benefits has been one factor among many considered by the Committee in determining executive compensation.

However, the federal tax reform legislation passed in December 2017 included significant changes to Section 162(m). Among these changes were an expansion of the scope of covered officers subject to the Section 162(m) deduction limitation and the elimination of the performance-based compensation exemption.

For taxable years beginning after December 31, 2017, compensation paid to a covered officer in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain performance-based arrangements in place as of November 2, 2017. Among other things, this means that all compensation paid to each covered officer in 2019 and beyond will be subject to the $1 million deduction limitation, regardless of whether it is structured as performance-based compensation, unless the transition relief applies.

Section 162(m) is highly technical and complex. Because of ambiguities as to the application and interpretation of Section 162(m), including the uncertain scope of the transition relief for grandfathered performance-based compensation, we can give no assurance that compensation intended to satisfy the requirements for performance-based exemption from the Section 162(m) deduction limit will, in fact, satisfy the exemption. Further, the Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

CEO PAY RATIO DISCLOSURE

We determined that the 2020 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2020, other than our CEO, Mark R. Stauffer, was $57,655. Mark R. Stauffer’s 2020 annual total compensation as reported in the Summary Compensation Table was $1,980,528; and the ratio of these amounts was 34 to 1. We have a total of 2,249 employees, including temporary employees and independent contractors paid by third parties but excluding Mr. Stauffer.

To identify the median employee, we used a consistently applied compensation measure (“CACM”) of base salary plus overtime, bonuses and auto allowance for fiscal 2020, annualizing the CACM for those employees hired during 2020.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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EXECUTIVE COMPENSATION

The table below sets forth information regarding compensation earned by, awarded to or paid to anyone who served as the Company’s principal executive officer or principal financial officer during fiscal year 2020, and our other named executive officers at December 31, 2020 (collectively, the NEOs).

SUMMARY COMPENSATION TABLE

					Equity Awards[3]
				Non-Equity
				Incentive Plan	Stock	Option	All Other
Name	Year	Salary[1]	Bonuses2	Compensation[2]	Awards	Awards	Compensation[4]	Total
Mark R. Stauffer President & CEO	2020	$570,000	$0	$769,578	$617,400	$0	$23,550	$1,980,528
	2019	$570,000	$175,000	$0	$294,000	$0	$24,150	$1,063,150
	2018	$570,000	$0	$0	$825,000	$275,000	$22,650	$1,692,650

Austin J. Shanfelter [5] Former Interim COO	2020	$125,000	$0	$0	$165,000	$0	$98,333	$388,333
	2019	$375,000	$175,000	$0	$500,000	$0	$56,000	$1,106,000

Robert L. Tabb [6] EVP, CFO & Treasurer	2020	$305,100	$0	$309,617	$230,800	$0	$18,375	$863,892
	2019	$261,538	$75,000	$0	$98,000	$0	$19,927	$454,465
	2018	$197,398	$0	$33,815	$25,000	$25,000	$18,336	$299,549

Peter R. Buchler EVP, CCO, CAO, GC & Secretary	2020	$350,000	$0	$333,433	$230,800	$0	$18,456	$932,689
	2019	$350,000	$75,000	$0	$98,000	$0	$20,167	$543,167
	2018	$350,000	$0	$0	$262,500	$87,500	$19,861	$719,861

1Salary paid during the year.

2For 2020, represents cash bonuses paid to each NEO in 2021 for 2020 performance under our NBP. For information regarding the NBP for fiscal 2020, please see the discussion entitled “2019 Executive Compensation Program in Detail – Annual Cash Incentives” in the Compensation Discussion & Analysis section of this proxy statement.

3Represents the grant date fair value of equity awards granted during the fiscal year as determined under ASC Topic 718. Includes both our time-based shares of restricted stock and our performance-based RSUs. We value our shares of restricted stock and performance-based RSUs at the closing price of a share of our common stock on the grant date. Mr. Shanfelter’s value includes $90,000 of restricted stock granted while he was an independent director. For more information on how we value our equity awards, please see Note 16 of the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. For more information on the equity awards granted during fiscal 2020, please see the next table (“Grants of Plan-Based Awards”).

4The 2020 figure for each NEO includes an automobile allowance ($15,000 for Mr. Stauffer and $12,600 for Messrs. Buchler and Tabb) and the Company’s matching contribution under the 401(k) Plan ($8,550, $5,775 and $5,856 for each of Messrs. Stauffer, Tabb and Buchler, respectively). For Mr. Shanfelter, these figures represent cash fees paid to him for service as a director prior and subsequent to his service as an interim officer. During his interim service, Mr. Shanfelter did not earn any additional fees for service as a director.

5Mr. Shanfelter, served as an independent director since 2007, up until his appointment as Interim Chief Operating Officer effective March 22, 2019. He again became an independent director upon the conclusion of service as an interim officer.

6Mr. Tabb, who has served as our Vice President of Finance since November 2018, was appointed Interim Chief Financial Officer effective November 2, 2018 and on March 28, 2019 he was appointed Chief Financial Officer and Treasurer. On March 25, 2021 he was elected as an Executive Vice President.

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GRANTS OF PLAN BASED AWARDS

The table below provides additional information regarding equity and non-equity incentive plan awards granted to our named executive officers during the fiscal year ended December 31, 2020.

		Estimated Future Payouts Under Non-equity Incentive Plan Awards[1]		Estimated Future Payouts Under Equity Incentive Plan Awards[2]		All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	Grant Date Value of Stock and Option Awards[4] ($)
Name and Type of Grant	Grant Date	Target (#)	Maximum (#)	Target (#)	Maximum (#)
Mark R. Stauffer
Annual Cash Incentive		484,500	969,000
Performance-based RSUs	05/21/20	180,000	360,000	180,000	360,000	—	$406,800
Restricted Shares	03/02/20					20,107	$75,000
Restricted Shares	05/21/20					60,000	$135,600
Austin J. Shanfelter
Restricted Shares	02/10/20					15,121	$75,000
Robert L. Tabb
Annual Cash Incentive		165,000	330,000
Performance-based RSUs	05/21/20	60,000	120,000	60,000	120,000	—	$135,600
Restricted Shares	03/02/20					13,405	$50,000
Restricted Shares	05/21/20					20,000	$45,200
Peter R. Buchler
Annual Cash Incentive		210,000	420,000
Performance-based RSUs	05/21/20	60,000	120,000	60,000	120,000	—	$135,600
Restricted Shares	03/02/20					13,405	$50,000
Restricted Shares	05/21/20					20,000	$45,200

[1]

Represents the target and maximum possible awards that could be earned by each NEO (other than Mr. Shanfelter, who did not participate in the NBP for 2020) under our NBP for fiscal 2020 performance. The actual amount paid to each NEO under the NBP for 2020 performance is reported in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

[2]

Represents performance-based RSUs (80% of the target), earned provided that the applicable performance metric is met (average minimum ROIC) for four fiscal quarters (the third and fourth quarters of fiscal 2020 and the first and second quarters of fiscal 2021) of at least 6.2% (the “Threshold Performance Level”). Achievement of a 7.7% ROIC (the “Target Performance Level”) over the same period would result 100% of the performance units having ben earned and achievement of a 10.0% ROIC (the “Maximum Performance Level”) would result in 200% of the performance units having been earned. A straight-line interpolation calculation will be used to determine the actual number of performance units that vest if the ROIC falls in between the Threshold, Target and Maximum Performance Levels, earned performance units will vest annually over three years, 50% on the first and 25% on each of the second and third anniversary dates.

[3]

Except for Mr. Shanfelter, represents shares of time-based restricted stock that will vest in three equal installments on the first three anniversaries of the grant date, subject to the holder’s continuous employment. Mr. Shanfelter’s shares of restricted stock vested on the date of grant as they were granted to him under our director compensation program.

[4]	Represents the grant date fair value of our equity awards, as determined under ASC Topic 718.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2020

The following table reflects all outstanding equity awards held by our named executive officers as of the year ended December 31, 2020:

		Option Awards [1]				Stock Awards
						Equity Incentive Plan Awards [2]		All Other Stock Awards [3]
		Number of Securities							Market
		Underlying Unexercised				Number	Market	Number	Value of
		Options				of Shares	Value of	of Shares	Shares
						or Units	Shares	or Units	or Units
						of Stock	or Units	of Stock	of Stock
				Option		That	That	That	That
				Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Grant	Exercisable	Unexercisable	Price	Expiration	Vested	Vested [4]	Vested	Vested [4]
NEO	Date	(#)	(#)	($)	Date	(#)	($)	(#)	($)
Mark R. Stauffer	08/18/2011	94,773		$6.00	08/18/2021	-	-	-	-
	11/20/2014	64,063		$11.35	11/20/2024	-	-	-	-
	05/19/2016	89,820		$4.94	05/19/2026	-	-	-	-
	05/25/2017	102,459		$7.22	05/25/2027	-	-	-	-
	05/24/2018	85,183	13,738	7.46	05/24/2028	-	-	24,576	121,897
	05/24/2019	-	-	-	-	84,375	$418,500	24,999	$123,995
	03/02/2020	-	-	-	-			20,107	$99,731
	05/21/2020	-	-	-	-	180,000	$892,800	60,000	$297,600
Austin J. Shanfelter [5]	03/26/2019	-	-	-	-	-	-	-	-
	02/10/2020	-	-	-	-	-	-	-	-
Robert L. Tabb	05/19/2016	4,158	-	$4.94	05/19/2026	-	-	-	-
	05/25/2017	6,261	-	$7.22	05/25/2027	-	-	-	-
	05/24/2018	7,744	1,249	$7.46	05/25/2027	-	-	1,117	$5,540
	05/24/2019	-	-	-	-	28,125	$139,500	8,333	$41,332
	03/02/2020	-	-	-	-	-	-	13,405	$66,489
	05/21/2020	-	-	-	-	60,000	$297,600	20,000	$99,200
Peter R. Buchler	11/20/2014	14,063		$11.35	11/20/2024		-	-	-
	5/19/2016	25,449		$4.94	05/19/2026	-	-	-	-
	5/25/2017	26,639	-	$7.22	05/25/2027	-	-	-	-
	05/24/2018	27,104	4,371	$7.46	05/24/2028	-	-	7,819	$38,782
	05/24/2019	-	-	-	-	28,125	$139,500	8,333	$41,332
	03/02/2020	-	-	-	-	-	-	13,405	$ 66,489
	05/21/2020	-	-	-	-	60,000	$297,600	20,000	$99,200

[1]	All unvested stock option awards vest one-third on the first, second and third anniversaries of the grant date, subject to the holder’s continued employment.
[2]

Represents performance-based equity awards that vest 50%, 25% and 25% on the first, second and third anniversaries of determination that they were earned, subject to the holder’s continued employment, with payout ranging between 0% and 200% of shares granted depending on the company’s one- or three-year average ROIC meeting or exceeding certain targets. 2019 and 2020 are in RSUs and are based on a one-year average, 2018 is in restricted shares and is based on a three-year average. For performance-based RSUs granted in 2019, the performance metric (average minimum ROIC) for four fiscal quarters (the third and fourth quarters of fiscal 2019 and the first and second quarters of fiscal 2020) is at least 4.9%. For performance shares granted in 2020, the performance metric (average minimum ROIC) for four fiscal quarters (the third and fourth quarters of fiscal 2020 and the first and second quarters of fiscal 2021) is at least 6.2%.

3Represents time-based restricted shares, one-third of which, subject to the holder’s continued employment, vest on the first, second and third anniversaries of the grant date. Provided however, up until May 21, 2020, shares awarded had vested 1/3 commencing with the first full month following the first anniversary of each grant date and continuing each subsequent month thereafter,1/36th of the shares vested monthly.

4Based on the closing price of a share of our common stock on the last trading day of the fiscal year $4.96 on December 31, 2020).

[5]

Mr. Shanfelter served as our Interim Chief Operating Officer from March 22, 2019, until February 29, 2020, during which time he was awarded 168,350 and 15,121 shares, respectively, of restricted stock, which fully vested immediately on the respective grant date.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following tables provide information regarding options or warrants authorized for issuance under our equity compensation plans as of December 31, 2020:

Plan category	Column A Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Column B Weighted average exercise price of outstanding options, warrants, and rights	Column C Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by stockholders	922,615	$7.10	794,341
Equity compensation plans not approved by stockholders	-	-	-
Total	922,615	$7.10	794,341

The weighted average term of outstanding options warrants and rights as of December 31, 2020, was 5.29 years.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR ENDED 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Option Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (*) ($)
Mark R. Stauffer	-	-	116,735	$357,271
Austin J. Shanfelter	-	-	54,944	$165,000
Robert L. Tabb	-	-	33,237	$101,324
Peter R. Buchler	-	-	38,050	$116,391

*	Determined based on the closing price of a share of our common stock on the date of vesting.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

OVERVIEW

This section describes the benefits payable to our named executive officers in two circumstances:

●	Change in control; and,
●	Termination of employment

EMPLOYMENT AGREEMENTS WITH CERTAIN OFFICERS

We have entered into employment agreements with each of our Chief Executive Officer, our Chief Financial Officer, our other named executive officers and certain other key employees. Each of the current agreements provides for a base salary, a potential bonus, and participation in our benefit plans and programs.

Annualized base salaries at December 31, 2020 for each of our then named executive officers who have an employment agreement were as follows: Mark R. Stauffer — $570,000; Robert L. Tabb — $325,000 and Peter R. Buchler — $350,000. Under the employment agreements, in the event of a resignation for good reason or a termination without cause, each officer is entitled to severance benefits in the form of salary continuation payments for a period of one year if the termination is not in connection with a change of control.

These employment agreements also provide for certain change of control benefits. Each officer is entitled to severance benefits in the form of salary continuation payments for a set period of time in the event of a resignation for good reason or a termination without cause, if the termination occurs within three months prior to, or within 12 months after, a change of control. Such period is two-and-one-half years for Messrs. Buchler and Tabb, and three years for Mr. Stauffer. If necessary, the amount of the severance payments will be reduced to an amount such that the aggregate payments and benefits to be provided to the officer do not constitute a parachute payment subject to a federal excise tax.

The agreements also include confidentiality provisions without a time limit and non-competition provisions that apply during the periods specified in the employment agreements.

For this purpose, the term “change in control” or “during a protection period” generally means the occurrence of any of the following events:

(a)	A “change in the ownership of the Company” which will occur on the date that any one person, or more than one person acting as a group, acquires ownership of our stock that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our stock. However, the following acquisitions will not constitute a change in control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us or (ii) any acquisition by investors (immediately prior to such acquisition) of us for financing purposes, as determined by the Compensation Committee in its sole discretion.
(b)	A “change in the effective control of the Company” which will occur on the date that either (i) any one person, or more than one person acting as a group, acquires ownership of our stock possessing 35% or more of the total voting power of our stock, excluding (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or (z) any acquisition by investors (immediately prior to such acquisition) of us for financing purposes, as determined by the

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Compensation Committee in its sole discretion, or (ii) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
(c)	A “change in the ownership of a substantial portion of the Company’s assets” which occurs on the date that any one person, or more than one person acting as a group, acquires our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all our assets immediately prior to such acquisition.

The employment agreements also provide for termination of employment unrelated to a change in control (as defined above) if the executive is terminated without cause (as defined below) or he voluntarily terminates his employment for good reason (as defined below).

The term “cause” means: (a) a material breach by the executive of the noncompetition and confidentiality provisions of the employment agreement; (b) the commission of a criminal act by the executive against us, including, but not limited to, fraud, embezzlement or theft; (c) the conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude; or (d) the executive’s failure or refusal to carry out or comply with any lawful directive of our Board of Directors consistent with the terms of the employment agreement which is not remedied within 30 days after receipt of notice from us.

The term “good reason” means: (a) a substantial reduction of the executive’s base salary without his consent; (b) a substantial reduction of his duties (without his consent) from those in effect as of the effective date of the employment agreement or as subsequently agreed to by the executive and us; or (c) the relocation of the executive’s primary work site to a location greater than 50 miles from the current work site as of the effective date of the employment agreement.

The benefits payable to each named executive officer in each circumstance are contained in the provisions of that executive’s employment agreement. These benefits ensure that the executive is motivated primarily by the needs of the Company as a whole, and not by circumstances that are outside the ordinary course of business. In general, the executive is assured that he will receive a continued level of compensation if his employment is adversely affected by the termination of employment or a change in control of the Company.

Payment of these benefits is conditional upon the Company’s receipt of appropriate waivers and a release from all claims against the Company.

SUMMARY OF PAYMENTS

The table below summarizes the benefits payable to each named executive in the various termination scenarios. No benefits are payable if an executive voluntarily terminates employment without good reason, or employment is terminated by us for cause.

In all cases, the executive has the right to exercise vested stock options. Equity awards for which vesting has not occurred will be forfeited according to the provisions of the Long-Term Incentive Plan.

The tables below assume that the terminations took place on and with salaries in effect on December 31, 2020, but are based upon the terms of Amendment Three, effective June 19, 2019, of that certain Employment

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Agreement with Mr. Stauffer; Employment Agreement effective June 19, 2019 with Mr. Tabb; and that certain Amendment Three effective June 4, 2019 of that certain Employment Agreement with Mr. Buchler.

Mark R. Stauffer	Death or Disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, and during a protection period (change of control)
Severance	$-	$570,000	$1,710,000
Annual Incentive*	-	769,578	2,308,734
Car Allowance	-	15,000	45,000
Transitional	-	30,000	90,000
Total	$-	$1,384,578	$4,153,734

Robert L. Tabb	Death or Disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, and during a protection period (change of control)
Severance	$-	$325,000	$812,500
Annual Incentive*	$-	309,617	774,042
Car Allowance	$-	12,600	31,500
Transitional	$-	30,000	75,000
Total	$-	$677,217	$1,693,042

Peter R. Buchler	Death or Disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, and during a protection period (change of control)
Severance	$-	$350,000	$875,000
Annual Incentive*	$-	333,433	833,582
Car Allowance	$-	12,600	31,500
Transitional	$-	30,000	75,000
Total	$-	$726,033	$1,815,082

*	Based on the last annual incentive actually paid to the officer by the Company, even if in a prior fiscal year.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has charged the Audit Committee to review all related party transactions as defined by SEC rules. Related party transactions are Company transactions that involve the Company’s directors, executive officers, director nominees, 5% or more beneficial owners of the Company’s common stock, immediate family members of these persons (which shall include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and persons sharing the same household of the foregoing persons), or entities in which one of these persons has a direct or indirect material interest. A related party transaction means any transaction, or series of similar transactions (and any amendments, modifications, or changes thereto), in which the amount exceeds $120,000. A related party transaction does not include compensatory arrangements with the Board or executive officers or certain other transactions. Pursuant to the Company’s Code of Business Conduct and Ethics, employees and directors have a duty to report any potential conflicts of interest to the appropriate level of management or to the Board. The Company evaluates these reports along with responses to the Company’s annual director and officer questionnaires for any indication of possible related party transactions. If a transaction is deemed by the Company to be a related party transaction, the information regarding the transaction is forwarded to the Audit Committee for review and approval. The Board has delegated the authority to review and approve all related party transactions to its Audit Committee. For fiscal year 2020, there were no related party transactions.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the
Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee of the Company’s Board of Directors consists of three non-employee directors, (i) each of whom the Board has determined meets the independence criteria specified by the SEC and the requirements of NYSE listing standards, and (ii) at least one member meets certain standards as an audit committee financial expert. Ms. Sullivan, Chair of the Committee, meets the relevant standards as an audit committee financial expert.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls for financial reporting. The Audit Committee is responsible for the oversight of the Company’s financial reporting process on behalf of the Board of Directors. In fulfillment of its responsibilities, the Audit Committee has discussed with the Company’s independent auditors their plan for the audit of the Company’s annual consolidated financial statements and the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting, as well as reviews of the Company’s quarterly financial statements. The Audit Committee met regularly with the independent auditors, with and without management present, to discuss the results of their audits and reviews, as well as their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting principles. The Audit Committee has reviewed and discussed with management, and the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements and such matters. In addition, the Audit Committee has received from the Company’s independent registered public accounting firm the written disclosures required by the PCAOB Auditing Standard No. 1301 (formerly Auditing Standard No. 16) – Communications with Audit Committees, as adopted by the PCAOB, and the letter from the independent auditors required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee has also discussed with the independent auditors

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the auditors’ independence from the Company and its management. In determining that the auditors are independent, the Audit Committee also considered whether the provision of any of the non-audit services described below under “Fees of the Independent Auditors” is compatible with maintaining their independence.

In reliance on the reviews and discussions above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.

Respectfully submitted by the members of the Audit Committee

Mary E. Sullivan, Chair

Thomas N. Amonett

Michael J. Caliel

AUDIT FEES

The following table sets forth the aggregate fees KPMG billed to the Company for the years ended December 31, 2020 and 2019.

	2020	Percent Approved by Audit Committee	2019	Percent Approved by Audit Committee
Audit fees[1]	$1,300,000	100%	$ 1,350,000	100%
Audit-related fees[2]	0	—	—	—
Tax fees[3]	195,000	100%	—	—
All other fees	0	—	—	—
Total fees	$1,495,000	100%	$ 1,350,000	100%

1Includes professional services for the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements; and services normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements that only the independent registered public accounting firm can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance and review of documents filed with the SEC. Audit fees represent the aggregate fees for professional services rendered by KPMG for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2020 and December 31, 2019, as pre-approved by the Audit Committee.

2Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including, if applicable, fees related to assistance in financial due diligence related to mergers and acquisitions, and consultation regarding generally accepted accounting principles.

[3]	Up until March 2020, the Company retained another accounting firm to provide tax return preparation and other tax compliance services.

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AUDIT AND NON-AUDIT SERVICE APPROVAL POLICY

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the related rules and regulations, the Audit Committee has adopted procedures for the pre-approval of audit and permissible non-audit services provided by the independent registered public accounting firm.

Audit Services. The Audit Committee annually approves specified audit services engagement terms and fees and other specified audit fees. All other audit services must be specifically pre-approved by the Audit Committee. The Audit Committee monitors the audit services engagement and may approve, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope or other items.

Audit-Related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, which historically have been provided by our independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence. The Audit Committee annually approves specified audit- related services within established fee levels. All other audit-related services must be pre-approved by the Audit Committee.

Tax Fees. Up until March 2020, the Company retained an independent registered public accounting firm other than KPMG LLP to provide tax services.

All Other Services. Other services, if any, are services provided by our independent registered public accounting firm that do not fall within the established audit, audit-related, and tax services categories. The Audit Committee may pre-approve specified other services that do not fall within any of the specified prohibited categories of services.

PROCEDURES FOR APPROVAL OF SERVICES

All requests for services that are to be provided by our independent registered public accounting firm, which must include a detailed description of the services to be rendered and the amount of corresponding fees, are submitted to both the President and the Chairman of the Audit Committee. The Chief Financial Officer authorizes services that have been approved by the Audit Committee within the pre-set limits. If there is any question as to whether a proposed service fits within an approved service, the Chairman of the Audit Committee is consulted for a determination. The Chief Financial Officer submits to the Audit Committee any requests for services that have not already been approved by the Audit Committee. The request must include an affirmation by the Chief Financial Officer and the independent registered public accounting firm that the request is consistent with the SEC and PCAOB rules on auditor independence.

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OTHER BUSINESS

Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board does not know are to be presented at the meeting by others.

ANNUAL REPORT

The Annual Report to Stockholders, which includes our consolidated financial statements for the year ended December 31, 2020, has been made available to all stockholders. The Annual Report is not a part of the proxy solicitation material.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

If you would like us to consider including a proposal in next year’s proxy statement, you must comply with the requirements of SEC Rule 14a-8 and deliver it in writing to: Corporate Secretary, Orion Group Holdings, Inc., 12000 Aerospace Avenue, Suite 300, Houston, TX 77034 by December 10, 2021.

If you are an eligible stockholder, or group of stockholders, and would like us to consider including a proxy access director nomination in next year’s proxy statement, you must comply with the requirements of our proxy access Bylaw and deliver the required notice and supporting materials in writing to: Corporate Secretary, Orion Group Holdings, Inc., 12000 Aerospace Avenue, Suite 300, Houston, TX 77034 by December 10, 2021.

Under our Bylaws, stockholder recommendations of nominees are required to be accompanied by, among other things, specific information as to the nominees and as to the stockholder making the nomination or proposal. We may require any proposed nominee to furnish such information as may reasonably be required to determine his or her eligibility to serve as a director of our company. Failure to comply with our Bylaw procedures and deadlines may preclude presentation of the matter at the meeting. Please see “Corporate Governance — Website Availability of Governance Documents” for information on how to access a copy of our Bylaws.

If you would like to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must comply with the specific procedural requirements in our Bylaws and deliver it in writing to: Corporate Secretary, Orion Group Holdings, Inc., 12000 Aerospace Avenue, Suite 300, Houston, TX 77034 by December 10, 2021. Failure to comply with our Bylaw procedures and deadlines may preclude presentation of your proposal at the meeting.

By Order of the Board of Directors,

Peter R. Buchler, Secretary

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ORION GROUP HOLDINGS, INC. 12000 AEROSPACE AVENUE, SUITE 300 HOUSTON, TEXAS 77034 During The Meeting - Go to www.virtualshareholdermeeting.com/ORN2021 You may only attend the Meeting via the Internet. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D48522-P54840 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ORION GROUP HOLDINGS, INC. The Board of Directors recommends you vote FOR the nominees, FOR proposal 2 and FOR proposal 3: 1. To elect two Class II members to our Board of Directors each to serve a three-year term and until a successor is duly elected and qualified; For Against Abstain Nominees: ! ! ! ! ! ! 1a. Michael J. Caliel 1b. Richard L. Daerr, Jr. For Against Abstain ! ! ! ! ! ! 2. A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote); 3. The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2021; and NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D48523-P54840 ORION GROUP HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS May 20, 2021 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY Dear Stockholder: You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Orion Group Holdings, Inc. Our 2021 Annual Meeting will be held on Thursday, May 20, 2021, at 10:00 a.m. CDT. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support and protect the health and well-being of our stockholders and other stakeholders, the Company’s 2021 Annual Meeting of Stockholders will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. You can vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/ORN2021. The stockholder(s) hereby appoint(s) Mark R. Stauffer, Peter R. Buchler and Robert L. Tabb, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ORION GROUP HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 20, 2021, at 10:00 a.m. CDT, via webcast, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side